UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

        Filed by the Registrant [X]        Filed by a Party other than the Registrant [    ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240. 14a-12

(Name of Registrant as Specified in Its Charter)

COGNOS INCORPORATED

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada, K1G 4K9

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
& PROXY STATEMENT

NOTICE IS HEREBY GIVEN THAT the Annual and Special Meeting (the “Meeting”) of Shareholders of Cognos Incorporated (the “Corporation”), originally scheduled for June 21, 2006 and rescheduled to a date permitted by the Ontario Superior Court of Justice (Commercial List), will be held at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada, on Wednesday, October 18, 2006 at 3:30 p.m., for the following purposes:

l.	to receive the consolidated financial statements of the Corporation in accordance with United States generally accepted accounting principles for the fiscal year ended February 28, 2006 and the reports of the Independent Registered Public Accounting Firm (“Auditors”) thereon;

2.	to elect directors for the ensuing year;

3.	to appoint Auditors for the ensuing year and to authorize the Audit Committee to fix the remuneration to be paid to the Auditors;

4.	to consider, and if deemed advisable, approve Resolution A amending the 2003-2008 Cognos Incorporated Stock Option Plan (the “2003 Option Plan”) to, among other things, reserve additional common shares for awards under the 2003 Option Plan;

5.	to consider, and if deemed advisable, approve Resolution B amending the Cognos Employee Stock Purchase Plan to add a provision that specifies the amendment process for the plan; and

6.	to transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on September 6, 2006 are entitled to receive notice of the Meeting and to vote in respect of the Meeting.

If you received your Meeting materials by mail, this Notice and Proxy Statement is accompanied by the Annual Report of the Corporation, including financial information prepared in accordance with United States generally accepted accounting principles and reconciled to Canadian generally accepted accounting principles for the fiscal year ended February 28, 2006.

Shareholders who consented to access these materials through the Internet will have received an email, which contains voting instructions and links to the Annual Report and Proxy Statement at www.cognos.com. If you are interested in receiving information electronically in the future, you may indicate this preference when you vote. This proxy statement and the accompanying proxy were first mailed to shareholders on or about September 22, 2006.

DATED at Ottawa this 7th day of September, 2006.

By Order of the Board of Directors

Ron Zambonini
Board Chair

Your vote is important. Please complete, sign, date and return your form of proxy in the envelope provided, or submit your vote and proxy by phone or over the Internet in order to ensure that your shares are represented at the Meeting.

i

ii

3755 Riverside Drive, Ottawa, Ontario, Canada, K1G 4K9

PROXY STATEMENT

(First mailed to Shareholders on or about September 22, 2006)

INFORMATION ON VOTING AND PROXIES

Solicitation of Proxies

The information contained in this Proxy Statement is furnished in connection with the solicitation by or on behalf of the management of the Corporation of proxies from registered owners of common shares of the Corporation (and voting instructions in the case of non-registered owners of common shares) to be used at the Meeting to be held on October 18, 2006, at 3:30 p.m. at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada, or at any adjournment of the Meeting. The costs of solicitation will be borne by the Corporation. The solicitation of proxies will be made primarily by mail. In addition to soliciting shareholders by mail and through its regular employees, the Corporation may request banks and brokers to solicit their customers who have shares of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or fax following original solicitation. In addition, the Corporation has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000, plus reasonable out-of-pocket expenses.

The purposes of the Meeting are set out in the Notice of Meeting accompanying this Proxy Statement. The information contained in this Proxy Statement is given as at September 7, 2006, except where otherwise noted. All dollar amounts in this Proxy Statement are in United States dollars unless otherwise stated. Foreign currency amounts have been translated into United States dollars using the appropriate exchange rates for United States currency, as reported by the Bank of Canada.

Appointment of Proxies

The persons named in the form of proxy included with this document (the “Proxy Form”) are representatives of management of the Corporation and are either directors or officers of the Corporation. Every shareholder has the right to appoint another person (who need not be a shareholder) to represent the shareholder at the Meeting and may do so either by inserting that person’s name in the blank space provided in the Proxy Form or by completing another proper form of proxy. In either case, to be valid, the completed proxy must be delivered to: (a) the Corporation’s transfer agent, Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 (“Computershare”), or (b) the Secretary of the Corporation, in each case no later than 48 hours (excluding Saturdays, Sundays and holidays) preceding the Meeting or any adjournment of the Meeting.

Registered Shareholders

A registered shareholder is a shareholder whose share certificate bears the name of the shareholder. If you are a registered shareholder, there are two (2) methods by which you can vote your shares: (i) in person at the Meeting or (ii) by proxy. If you wish to vote in person at the Meeting, do not complete or return the Proxy Form. Your vote will be taken and counted at the Meeting. Please register with Computershare when you arrive at the Meeting. If you do not wish to attend the Meeting or do not wish to vote in person, you may cast a vote by proxy by properly completing and delivering the Proxy Form by one of the following three (3) methods: (i) mail; (ii) telephone; or (iii) the Internet. In each case, the common shares represented by your proxy will be voted or withheld from voting, in accordance with your instructions as indicated on your Proxy Form and on any ballot that may be called at the Meeting. Instructions for using each of these methods are contained on the Form of Proxy.

Non-Registered Shareholders

Only registered shareholders of common shares, or persons they appoint as their proxies, are permitted to attend and vote at the Meeting. If your shares are registered in the name of a depository (such as The Depository Trust Company or The Canadian Depository for Securities Limited) or an intermediary (which is usually a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), you are a non-registered shareholder. As a non-registered shareholder, you are entitled to direct how your shares are to be voted or you may obtain a form of legal proxy that will entitle you to attend and vote at the Meeting.

The Corporation has distributed copies of the Notice of Meeting and Proxy Statement, the Proxy Form and the Corporation’s 2006 Annual Report to Shareholders (which includes management’s discussion and analysis) (collectively, the “Meeting Materials”) to intermediaries for distribution to non-registered shareholders. Unless you have waived your right to receive the Meeting Materials in Canada or have previously indicated your consent to receive the Meeting Materials electronically, intermediaries are required to deliver them to you as a non-registered shareholder of the Corporation and to seek your instructions on how to vote your shares.

Non-registered shareholders who receive Meeting Materials will typically be given the ability to provide voting instructions in one of two (2) ways: (i) usually, a non-registered shareholder will be given a voting instruction form which must be completed and signed by the non-registered shareholder in accordance with the instruction on the form (which may, in some cases, permit the completion of the voting instruction form by telephone or electronically), or (ii) occasionally, a non-registered shareholder may be given a proxy that has already been signed by the intermediary (typically by a facsimile, stamped signature), and which is otherwise uncompleted except that it is restricted as to the number of shares beneficially owned by the non-registered shareholder. The intermediary’s form of proxy does not need to be signed by you as the non-registered shareholder and you may vote by completing and sending the form by mail or facsimile only, as described above.

The purpose of these procedures is to allow non-registered shareholders to direct the voting of those shares that they own but which are not registered in their name. Should a non-registered shareholder, who receives either a proxy or a voting instruction form, wish to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the non-registered shareholder should strike out the names of the persons named in the form of proxy and insert the name of the non-registered holder (or that of another person) in the blank space provided or, in the case of a voting instruction form, follow the directions on the form. In either case, non-registered shareholders should carefully follow the instructions of intermediaries and must register with Computershare upon arrival at the Meeting. You should contact your intermediary immediately if you need assistance.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares, or under applicable stock exchange or other rules, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by broker “non-votes” will, however, be counted in determining whether there is a quorum.

Electronic Delivery of Meeting Materials

Shareholders who have enrolled for electronic delivery of documents will receive from Computershare (in the case of registered shareholders) or from an intermediary or the intermediary’s service provider (in the case of non-registered shareholders) an email notification that the Meeting Materials are available electronically on the Corporation’s website. The notification contains a hyperlink to the Corporation’s website where the Meeting Materials can be viewed and printed.

Revocation of Proxies

A registered shareholder who has given a proxy may revoke the proxy by:

(i)	completing and signing a proxy bearing a later date and depositing it with Computershare in the manner described above;

(ii)	depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing: (a) at the registered offices of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment of the Meeting, at which the proxy is to be used, or (b) with the chair of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment of the Meeting; or

(iii)	in any other manner permitted by law.

A non-registered shareholder may at any time by written notice to the intermediary, revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote originally given to an intermediary, except that an intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote that is not received by the intermediary at least seven (7) days prior to the Meeting.

Voting of Proxies

The persons named in the Proxy Form will vote the shares in respect of which they are appointed proxy in accordance with the direction of the shareholder appointing them. In the absence of any direction, the shares represented by the proxy will be voted as follows:

Matter	Unless Otherwise Instructed, the Proxy will be Voted

1. Election of Directors	FOR

2. Appointment of Independent Auditors	FOR

3. Approval of Resolution A regarding amendments to the 2003 Option Plan	FOR

4. Approval of Resolution B regarding amendments to the Cognos Employee Stock Purchase Plan	FOR

A simple majority of the votes cast (50%, plus one vote), in person or by proxy, is required for approval of each matter set out above. Votes withheld and abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum but are not included in the number of shares present or represented and voting on each matter.

The management of the Corporation knows of no amendment to the matters referred to in the Notice of Meeting or of any other business that will be presented to the Meeting. If any amendment or other business is properly brought before the Meeting, the persons named in the Proxy Form are given discretionary authority to vote on any amendment or on any other business in accordance with their judgment.

Voting Shares

The authorized capital of the Corporation consists of an unlimited number of common shares (the “shares”) of which 89,742,512 shares were issued and outstanding as of the close of business on September 6, 2006 (the “Record Date”), the record date established for notice of the Meeting and for voting in respect of the Meeting.

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, attend and vote at the Meeting. Shareholders are entitled to one vote for each share registered in their respective names.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

Shareholders may choose to access future proxy statements, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder, you can choose this option by following the instructions set out in the Proxy Form. If you are a non-registered shareholder, please refer to the information provided by your intermediary. Choosing to receive the foregoing via the Internet can reduce the printing, shipping and mailing costs incurred by the Corporation in connection with Meeting Materials.

ADDITIONAL INFORMATION AND AVAILABILITY OF DOCUMENTS

Financial information concerning the Corporation is provided in the Corporation’s audited comparative and consolidated financial statements for the year ended February 28, 2006 and the related management discussion and analysis. The Corporation files an Annual Report on Form 10-K (the “Form 10-K”) with the United States Securities and Exchange Commission (the “SEC”). A copy of the Form 10-K, including the audited comparative consolidated financial statements of the Corporation for the year ended February 28, 2006 and the related management discussion and analysis, is included in the 2006 Annual Report, which accompanies this Proxy Statement. A copy of the Form 10-K can be retrieved electronically from the EDGAR system by accessing the Corporation’s public filings at www.sec.gov.

The Corporation also files the Form 10-K as an Annual Information Form (the “AIF”) with Canadian securities administrators. A copy of the most recent AIF, together with one (1) copy of any document, or pertinent pages of any document, incorporated by reference in the AIF; the audited comparative consolidated financial statements for the year ended February 28, 2006, together with the accompanying report of the Auditor, and any subsequent unaudited interim financial information of the Corporation; and a copy of the Proxy Statement are available to anyone, upon request, from the Corporation’s Secretary. The foregoing documents or pertinent pages are available without charge to shareholders of the Corporation. This information, and other information relating to the Corporation, can also be retrieved electronically from the SEDAR system by accessing the Corporation’s public filings at www.sedar.com.

All documents required to be filed in Canada or the United States may also be accessed via the Corporation’s website at www.cognos.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out information known to the Corporation as of the Record Date as to ownership of shares of the Corporation, by: (i) each of the directors and nominees for director; (ii) Mr. Ashe, the Chief Executive Officer, and Messrs. Manley, Griffiths, Sirianni and Laverty who were, at February 28, 2006, the four (4) other most highly compensated executive officers of the Corporation (“Named Executive Officers”); (iii) all executive officers and directors as a group; and (iv) persons known by the Corporation to be the beneficial owner of more than 5% of its outstanding shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or that are or may become exercisable within sixty (60) days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage(3)

Wellington Management Company, LLP	6,846,360	7.6%
75 State Street,
Boston, MA, U.S.A. 02109

McLean Budden Ltd.	6,609,075	7.4%
145 King Street West
Toronto, Ontario, Canada M5H 1J8

FMR Corp.	5,870,280	6.5%
82 Devonshire Street,
Boston, MA, U.S.A. 02109

Robert G. Ashe(4)	691,417	*
Renato Zambonini(5)	403,597	*
Tony Sirianni(6)	360,417	*
Tom Manley(7)	356,600	*
Peter Griffiths(8)	286,080	*
David Laverty(9)	97,036	*
James M. Tory(10)	50,000	*
Robert W. Korthals(11)	37,000	*
John E. Caldwell(12)	25,800	*
Pierre Y. Ducros(13)	20,000	*
William V. Russell(14)	10,000	*
John J. Rando(15)	5,000	*
Paul D. Damp(15)	3,000	*
Janet R. Perna	0	*
Directors and Executive Officers as a group	2,449,002	2.7%
(17 persons)(2)(16)

* Indicates less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is in care of Cognos Incorporated, 3755 Riverside Drive, Ottawa, Ontario, Canada, K1G 4K9.

(2)	The beneficial shareholdings of Wellington Management Company, LLP, McLean Budden Ltd. and FMR Corp are derived either from their most recent Form 13G or 13G filings with the SEC which in each case were filed prior to Record Date. For directors and Named Executive Officers, beneficial shareholdings include shares that they have the right to acquire through options currently exercisable or exercisable on or before November 5, 2006 (“Current Option Rights”).

(3)	Percentage ownership is calculated using as the denominator the total shares outstanding as of the Record Date plus the number of shares which the person, entity, or group indicated has a right to purchase pursuant to options currently exercisable or exercisable on or before November 5, 2006.

(4)	Comprised of 102,667 owned shares and 588,750 shares under Current Option Rights.

(5)	Comprised of 183,597 owned shares and 220,000 shares under Current Option Rights.

(6)	Comprised of 26,544 owned shares and 333,873 shares under Current Option Rights.

(7)	Comprised of 20,400 owned shares and 336,200 shares under Current Option Rights.

(8)	Comprised of 1,830 owned shares and 284,250 shares under Current Option Rights.

(9)	Comprised of 5,034 owned shares and 92,002 shares under Current Option Rights.

(10)	Comprised of 41,000 owned shares and 9,000 shares under Current Option Rights.

(11)	Comprised of 28,000 owned shares and 9,000 shares under Current Option Rights.

(12)	Comprised of 800 owned shares and 25,000 shares under Current Option Rights.

(13)	Comprised of 15,000 owned shares and 5,000 shares under Current Option Rights.

(14)	Comprised of 10,000 shares under Current Option Rights.

(15)	Comprised only of shares owned.

(16)	The group is comprised of the individuals named in the Summary Compensation Table, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on the Record Date. The amount shown includes 2,012,825 shares which the directors and executive officers as a group have under Current Option Rights.

Statements contained in the table as to securities beneficially owned or controlled by directors and officers, in each instance, are based on information obtained from such directors and officers. The Corporation does not have a significant shareholder. A significant shareholder is a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors.

BUSINESS OF THE ANNUAL AND SPECIAL MEETING

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Corporation for the year ended February 28, 2006 and the Auditors’ report thereon will be presented to the Meeting. They are included in the 2006 Annual Report, which accompanies this Proxy Statement. They are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and reconciled to Canadian GAAP (in each case in United States dollars). In accordance with the provisions of the Canada Business Corporations Act, the financial statements will not be the subject of any vote at the Meeting.

ELECTION OF DIRECTORS & DIRECTOR INFORMATION (INDEPENDENCE, BOARD COMMITTEES & ATTENDANCE)

The Articles of the Corporation provide for a Board of Directors (“Board”) of not less than three (3) and not more than twelve (12) directors, each of whom is to be elected on an annual basis. Currently, the Board is set at ten (10) directors and there are no vacancies on the Board. All ten (10) current directors are nominated for re-election at the Meeting. Eight (8) of the director nominees are independent directors, within the meaning of the independence standards of the Nasdaq Stock Market (“Nasdaq”), the SEC and the Canadian securities regulators. The remaining two (2) director nominees, Mr. Zambonini and Mr. Ashe, are not independent directors as Mr. Ashe is currently the Corporation’s Chief Executive Officer and Mr. Zambonini was the Corporation’s Chief Executive Officer until June 23, 2004. Except for Ms. Perna, who is nominated for the first time, all of the Corporation’s current directors were elected at the last annual meeting of shareholders. Each director elected will hold office until the next annual meeting of shareholders or until a successor is duly elected or appointed.

The persons named in the Proxy Form will (unless authority to vote is withheld) vote in favor of the election of the ten (10) nominees listed below, or if one of those nominees is unable or unwilling to serve (an event that management has no reason to believe will occur), the persons named in the Proxy Form reserve the right to fix the number of directors sought to be elected at the Meeting at less than ten (10) or to vote for a substitute at their discretion.

The following table sets out, as of the Record Date, the name and age of each person nominated for election as a director; the nominee’s city, province or state and country of residence; the nominee’s period of service as a director; the principal occupation, business or employment of the nominee during at least the last five (5) years; all other offices with the Corporation (or its significant subsidiaries) now held by the nominee, if any; the name of any other publicly-traded corporations of which the nominee is a director; post-secondary education, if any; current membership on the Audit, Corporate Governance and Nominating and/or Human Resources and Compensation committees; the nominee’s independence status and, if applicable, the nominee’s audit committee financial expert status; the nominee’s attendance record for fiscal year 2006; and the number of shares beneficially owned or over which control or direction is exercised and the number of deferred share units (“DSUs”) of the Corporation’s shares held by each of the nominees. The Corporation has not yet issued any DSUs to the nominees in respect of Board service during fiscal year 2007 and accordingly DSUs relating to such service are not reflected in the below table. The number of “Current Shares Beneficially Owned or Controlled” in the table below does not include any shares subject to options or that are or may become exercisable within sixty (60) days of the Record Date (unlike the determination in “Security Ownership of Certain Beneficial Owners and Management). Shares that may be acquired pursuant to issued and outstanding options are separately disclosed under the heading “Options”. In April 2006, the Board determined the independence status of each Board member, as noted in the table below, with reference to SEC rules, the marketplace rules of Nasdaq and, in Canada, National Instrument 58-101 (Disclosure of Corporate Governance Practices). Eight (8) of the ten (10) members were determined by the Board to be independent. The Board also determined, as noted in the table below, which members of the Audit Committee are “audit committee financial experts” in accordance with Regulation S-K of the Securities Exchange Act in the United States.

Name (Age) (City, Province/State and Country of Residence) Principal Occupation/Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

Robert G. Ashe (47)(5)
(Ottawa, Ontario, Canada)

President and Chief Executive Officer of the Corporation since June 23, 2004. President and Chief Operating Officer of the Corporation from April 2002 to June 2004, Chief Corporate Officer of the Corporation from May 2001 to April 2002 and Senior Vice President, Worldwide Customer Services of the Corporation from July 1999 to May 2001. An employee of the Corporation since 1984. Currently not a Director of any other company.

Education: Bachelor of Commerce, Accounting, University of Ottawa and Chartered Accountant

Board Member Since: 2004	Commmittees: None Status: Not Independent because of CEO position FY06 Attendance: Board – 8 of 9 (89%)	Shares: 102,667 Options: 835,000 DSUs: Nil Share Ownership Guidelines: Meets Executive Guidelines of 3 times salary & target bonus and director guidelines of 5,000 shares or DSUs.

John E. Caldwell (56)(1)(5)
(Toronto, Ontario, Canada)

From October 2003, President and Chief Executive Officer of SMTC Corporation, an electronics manufacturing services provider. Independent Consultant, from November 2002 to September 2003. Consultant to GEAC Computer Corporation Limited, from December 2001 to October 2002. President and Chief Executive Officer of GEAC, from October 2000 to December 2001. President and Chief Executive Officer of CAE Inc., from June 1993 to October 1999. Currently a Director of ATI Technologies Inc., Faro Technologies Inc., Parmalat Canada Limited, Rothmans Inc., IAMGOLD Corporation and SMTC Corporation.

Education: Bachelor of Commerce, Carleton University, and Chartered Accountant

Board Member Since: 2000	Commmittees: Chair of Audit Committee Status: Independent Audit Committee Financial Expert FY06 Attendance: Board – 8 of 9 (89%) Audit – 8 of 9 (89%)	Shares: 800 Options: 25,000 DSUs: 12,549 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Name (Age) (City, Province/State and Country of Residence) Principal Occupation/Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

Paul D. Damp (50)(5)
(Toronto, Ontario, Canada)

Managing Partner, Kestrel Capital Partners, an investment firm, since January 1995. Non-executive Vice-Chairman of AIT Advanced Information Technologies Corporation from September 1999 to July 2002. Non-executive Chairman, Architel Systems Corporation, a telecommunications software provider, from June 1998 to June 2000. Currently a Director and non-executive Chairman of Davis and Henderson Income Fund and Director of Home Equity Income Trust.

Education: Bachelor of Commerce, University of Toronto and Chartered Accountant

Board Member Since: 2003	Commmittees: Audit Committee Status: Independent Audit Committee Financial Expert FY06 Attendance: Board – 9 of 9 (100%) Audit – 8 of 9 (89%)	Shares: 3,000 Options: Nil DSUs: 13,716 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Pierre Y. Ducros (67)(2)(5)
(Outremont, Quebec, Canada)

President, P. Ducros & Associates Inc, a private investment firm, since June 1996. Currently a Director of Emergis Inc., Manulife Financial Corporation, Telus Corporation, and Rona Inc.

Education: Bachelor of Arts, Sorbone, and Bachelor of Engineering, McGill

Board Member Since: 1986	Commmittees:
Audit Committee
Corporate Governance & Nominating Committee (CGC)

Status:
Independent

FY06 Attendance:
Board – 8 of 9 (89%)
Audit – 3 of 3 (100%). Mr. Ducros was appointed to the Committee in June 2005.
HRC – 3 of 3 (100%). Mr. Ducros was a member of the HRC until June 2005.
	CGC – 2 of 2 (100%)	Shares: 15,000 Options: 5,000 DSUs: 11,616 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Name (Age) (City, Province/State and Country of Residence) Principal Occupation/Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

Robert W. Korthals (73)(3)(5)
(Toronto, Ontario, Canada)

Chairman, Ontario Teachers Pension Plan Board since January 2000. Currently a Director of Bucyrus International, Inc., Easyhome Ltd., Jannock Properties Limited, Great Lakes Carbon Income Fund and several Mulvihill mutual funds.

Education: Bachelor of Science, University of Toronto, and Master of Business Administration, Harvard

Board Member Since: 1997	Commmittees: Human Resource & Compensation Committee (HRC) Chair of CGC Status: Independent FY06 Attendance: Board – 8 of 9 (89%) HRC – 7 of 7 (100%) CGC – 2 of 2 (100%)	Shares: 28,000 Options: 9,000 DSUs: 12,216 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Janet R. Perna (57)(5)
(Stamford, Connecticut, U.S.A.)

General Manager, Information Management Solutions, IBM Software Group of International Business Machines from 1996 until January 2006. Currently not a Director of any public company other than the Corporation.

Education: Bachelor of Science, State University of New York

Board Member Since: March 30, 2006	Commmittees: Audit Committee Status: Independent FY06 Attendance: Not applicable as Ms. Perna joined March 30, 2006	Shares: Nil Options: Nil DSUs: Nil Share Ownership Guidelines: Has 3 years to Meet Guideline holdings of 5,000 shares or DSUs

Name (Age) (City, Province/State and Country of Residence) Principal Occupation/Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

John J. Rando (54)(5)
(New Castle, New Hampshire, U.S.A.)

Director, Ecora Software Corporation since March 2000 and Director of The Capital Markets Company, N.V. since November 2004. Chairman and employee, Storability Software Inc. from January 2002 to October 2004, and Chairman, @Stake, Inc. from November 1999 to October 2004. Director of ePresence Inc. from October 1999 to June 2004. Partner, Flagship Venture Partners, NewcoGen Group, from November 1999 to November 2002. Director Yankee Energy Systems, Inc. June 1997 to December 2002. Currently not a Director of any public company other than the Corporation.

Education: Master of Management, Northwestern University

Board Member Since: 2002	Commmittees: Chair of HRC Status: Independent FY06 Attendance: Board – 9 of 9 (100%) HRC – 7 of 7 (100%)	Shares: 5,000 Options: Nil DSUs: 14,958 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

William V. Russell (54)(5)
(Saratoga, California, U.S.A.)

Non-executive Chairman of both Network Physics Inc. and webMethods Inc. since 2003. Vice President, Global Alliances, Hewlett-Packard Company, from May 2002 to May 2003. General Manager, Software Solutions Organization, Hewlett Packard, from September 1999 to May 2002. Vice President and General Manager, Enterprise Systems Group, Hewlett Packard, from May 1997 to September 1999.

Education: Bachelor of Science (Hons), Computer Science, Edinburgh University

Board Member Since: 2001	Commmittees: Audit Committee HRC Status: Independent FY06 Attendance: Board – 9 of 9 (100%) Audit – 9 of 9 (100%) HRC – 4 of 4 (100%) Mr. Russell was appointed to the HRC in June 2005.	Shares: Nil Options: 10,000 DSUs: 12,162 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Name (Age) (City, Province/State and Country of Residence) Principal Occupation/Business/Employment & Other Public Company Boards Education Board Tenure	Board and Committee Information	Current Shares Beneficially Owned or Controlled, Options & DSUs

James M. Tory, Q.C. (76)(4)(5)
(Toronto, Ontario, Canada)

Lead Director of the Corporation since June 2004. Board Chair of Corporation from September 1995 to June 2004. Chair Emeritus and Counsel, Torys LLP, lawyers, New York and Toronto, since March 1995 and previously a partner in that firm. Currently a Director of Inmet Mining Corporation and Canadian Real Estate Investment Trust.

Education: Bachelor of Laws, University of Toronto Law School (Gold Medal)

Board Member Since: 1982	Commmittees: CGC Status: Lead Director Independent FY06 Attendance: Board – 9 of 9 (100%) CGC – 2 of 2 (100%)	Shares: 41,000 Options: 9,000 DSUs: 23,534 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

Renato (Ron) Zambonini (59)(2)(5)
(Ottawa, Ontario, Canada)

Board Chair of the Corporation since June 2004. Chief Executive Officer of the Corporation from September 1995 to June 2004 and President from January 1993 to April 2002. Currently a Director of The Reynolds and Reynolds Company, Emergis Inc. and Computer Associates International, Inc.

Board Member Since: 1994	Commmittees: None Status: Not Independent. CEO until June 2004. FY06 Attendance: Board – 9 of 9 (100%)	Shares: 183,597 Options: 220,000 DSUs: 722 Share Ownership Guidelines: Meets Guidelines of 5,000 shares or DSUs

(1)	Mr. Caldwell was a director of Stelco Inc. which sought protection under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”) in 2004 and was a director of Mosaic Group Inc. which filed for court protection, on December 17, 2002, under the CCAA and under Chapter 11 of the U.S. Bankruptcy Code. Stelco Inc. emerged from CCAA protection on March 31, 2006.

(2)	Messrs. Ducros and Zambonini are both members of the Emergis Inc. board of directors. They are the only members of the Board who serve together on the board of another public company.

(3)	Mr. Korthals was a director of Anvil Range Mining which sought protection under the CCAA in 1998. Creditors were paid in full.

(4)	Mr. Tory is the Corporation’s Lead Director and has been determined by the Board to be independent. In March 1995, Mr. Tory retired as a partner of Torys LLP, a legal firm located primarily in Toronto, Ontario, Canada and was named Chair Emeritus and Counsel. Torys LLP provides legal advice to the Corporation in a number of areas as one of its principal Canadian legal advisors. Last fiscal year, Torys LLP received fees in the approximate amount of $237,000, representing less than 5% of Torys LLP’s revenues. As Chair Emeritus, Mr. Tory does not take any direct part in the management of Torys LLP’s affairs and he does not participate in, and is not compensated for or in respect of, any services provided to the Corporation. His remaining connection to the firm is his title of Chair Emeritus, his retirement income from the firm and his use of an office. Accordingly, he has been unanimously determined by the Board to be independent.

(5)	The Corporation delayed filing its Annual Report on Form 10-K in the United States on May 15, 2006 and the AIF in Canada on May 29, 2006 for its fiscal year ended February 28, 2006 (collectively, “Annual Report”) because of an on-going review by the Staff of the Division of Corporate Finance of the SEC (“Staff”) that could have had an impact on the manner in which the Corporation allocated revenue for that fiscal period under SOP 97-2 “Software Revenue Recognition” (“SOP 97-2”). The Corporation filed its Annual Report on August 1, 2006 after it was informed that the Staff did not object to the Corporation’s revenue recognition policy under SOP 97-2. During the Corporation’s filing delay, all of the directors and executives officers of the Corporation, along with certain other employees of the Corporation, were prohibited from trading in securities of the Corporation pursuant to management cease trade orders issued on June 1, 2006 by both the Ontario Securities Commission and the Quebec Securities Commission. The orders were lifted on or about August 2, 2006 following the filing of the Annual Report by the Corporation on August 1, 2006.

THE BOARD, BOARD MEETINGS AND BOARD COMMITTEES

Pursuant to its written mandate, the Board’s role is to supervise the management of the Corporation by establishing policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management. Standing Board typically schedules five (5) meetings each year – one (1) following the end of each fiscal quarter and a strategic planning session. Board Committees typically meet prior to each of the four (4) quarterly meetings. Both the Board and its standing committees convene additional meetings and may act by written consent from time to time as appropriate. During the 2006 fiscal year, the Board met nine (9) times with the four (4) regular quarterly meetings, as well as the strategic planning meeting, meeting over two (2) days. Board meetings include scheduled opportunities for the Board to meet with the Chief Executive Officer as well as for the directors to meet without management present. Currently, eight (8) of the ten (10) members of the Board are independent. There is an established Standing Agenda, which requires the Board to annually address and discuss all matters within its purview. During fiscal year 2006, each Member of the Board attended at least seventy-five percent (75%) of the meetings of the Board and their respective committees. Each director attended one hundred percent (100%) of the regularly scheduled quarterly meetings of the Board. Four (4) directors each missed one (1) of the other Board meetings. Each member of the Board is encouraged to attend the Corporation’s annual meeting of shareholders and all directors attended the Corporation’s 2005 Annual and Special Meeting of Shareholders.

The Board has delegated various responsibilities and authority, as detailed below, to the Audit Committee, the Human Resources and Compensation Committee and the Corporate Governance and Nominating Committee. Greater detail regarding the role and responsibilities of the Board and each of the committees is set out in written mandates that may be accessed at the Corporation’s website at http://www.cognos.com/company/governance/mandates.html.

Audit Committee

The Audit Committee is directly responsible for the Corporation’s relationship with the external Auditor, including the appointment of the Auditor, determining the compensation and conducting oversight of the external Auditor’s work, as well as establishing policies and procedures relating to the provision of audit and non-audit services by the external Auditor or any other entity. The Committee, together with the Chief Executive Officer and Chief Financial Officer, is also responsible for the adequacy and effectiveness of the Corporation’s policies and procedures concerning financial reporting, internal accounting, financial controls, management information, and risk management. The Committee meets with the independent Auditors of the Corporation on a regular basis without members of management present and has the power to retain or appoint experts and advisors at the Corporation’s expense. The Committee has adopted a Pre-Approval Policy for Audit and permissible Non-Audit Services pursuant to which all Audit and permissible Non-Audit services must be approved by the Committee prior to performance of the service.

The SEC requires at least one (1) member of the Committee to be an “audit committee financial expert” and Nasdaq requires each member of the Committee to be independent. The Board has determined that the current membership of the Committee complies with both of these requirements. It determined that each of Messrs. Caldwell and Damp is an “audit committee financial expert” in accordance with rules promulgated by the SEC. While Mr. Russell, Mr. Ducros and Ms. Perna are not “audit committee financial experts”, they do have experience in understanding accounting principles and financial statements as a result of each having senior management business experience of at least twenty (20) years. The Committee reviews the quarterly financial statements and the annual financial statements prior to their approval by the Board. It meets at least once each fiscal quarter in conjunction with the quarterly Board meeting. At each of these meetings, the Committee also meets with the Auditors without management present. In addition, the Committee meets once quarterly to review the Corporation’s Quarterly Report on Form 10-Q and its report on Form 10-K, including the management discussion and analysis. The Committee met nine (9) times during fiscal year 2006 with three (3) members of the Committee each missing one (1) meeting. The Committee has established a Standing Agenda in order to regularly address and discuss matters within the Committee’s purview. A copy of the Audit Committee Mandate is attached as Annex 2.

Corporate Governance & Nominating Committee

The three (3) members of the Corporate Governance & Nominating Committee, one of whom is the Lead Director, are all independent directors as defined by the SEC, Nasdaq and National Instrument 58-101. The Committee is responsible for making recommendations to the Board with respect to: (a) all matters relating to the stewardship role of the Board in respect of the management of the Corporation, and (b) procedures necessary to allow the Board to function independently of management. The scope of the Committee’s duties include such matters as establishing the roles and responsibilities of directors, establishing Board Committees and reviewing their mandates, recruiting Board nominees, and assessing the effectiveness of the Board and its Committees. As well, the Committee is responsible for establishing procedures for effective Board meetings and ensuring that Board processes are in place for oversight of strategic direction. The Committee meets at least twice during each fiscal year between regularly scheduled Board meetings. In fiscal year 2006, it did meet twice with all Committee members present at each meeting. The Committee has established a Standing Agenda in order to regularly address and discuss matters within the Committee’s purview.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee, which is wholly comprised of independent directors, assists the Board in setting objectives for the Chief Executive Officer, assessing his performance and recommending his compensation. It also reviews and approves the compensation for other members of senior management based, in part, on the recommendations of the Chief Executive Officer. The Committee is also responsible for succession planning for senior management, including the Chief Executive Officer. In addition, the Committee reviews and approves significant human resources policies of the Corporation, including long-term incentive programs (including stock option and restricted share unit plans), compensation, benefits, and overall compensation policies. The Committee also acts as the administering committee for the Corporation’s stock option and restricted share unit plan. During the 2006 fiscal year, the Committee retained an independent consultant, Towers Perrin, to provide advice regarding matters assigned by the Committee, including senior management compensation. Fees paid to Towers Perrin in this regard during fiscal year 2006 were approximately $19,000. The Committee typically meets prior to each quarterly meeting of the Board and at such other times as may be necessary. The Committee met seven (7) times during fiscal year 2006 with all Committee members present at each meeting. It has established a Standing Agenda to enable it to regularly address and discuss all matters within its purview.

VOTING

The Board recommends a vote FOR each of the nominees for director of the Corporation.

APPOINTMENT OF INDEPENDENT AUDITORS

A resolution will be presented at the Meeting to appoint Ernst & Young LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending February 28, 2007 and to authorize the Audit Committee of the Board to fix Ernst & Young LLP’s remuneration. Ernst & Young LLP has been the Corporation’s Independent Registered Public Accounting Firm since January 1984. In keeping with the Board’s view of the intent of the Sarbanes-Oxley Act of 2002, the audit partner assigned to the audit by the Auditors was rotated prior to the commencement of activities relating to the audit for the fiscal year ending February 29, 2004 and the Audit Committee Mandate was revised in April 2004 to establish the Audit Committee’s responsibility to ensure that the external Auditor rotates its lead partner for the audit at least once every 5 years. The appointment of the Independent Registered Public Accounting Firm is approved annually by the Board on the recommendation of the Audit Committee and, as required by the provisions of the Canada Business Corporations Act, is subsequently submitted to the shareholders for ratification. For a discussion of the matters considered by the Audit Committee in reaching its recommendation, see “AUDITOR INDEPENDENCE – Audit Committee Report”.

Arrangements have been made for one or more representatives of Ernst & Young LLP to attend the Meeting. These representatives will be offered the opportunity to address the Meeting and will be available to respond to questions from shareholders.

VOTING

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting will be required to pass this resolution. The Board recommends a vote FOR the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the fiscal year ending February 28, 2007.

EXPENSING OF OPTIONS

The Corporation began expensing stock options in its Canadian GAAP financial statements in the fourth quarter of fiscal year 2004, retroactive to the beginning of the fiscal year, consistent with the uniform rules of the Canadian Institute of Chartered Accountants (“CICA”) relating to the expensing of stock options. In December 2004, the Financial Accounting Standards Board issued Financial Accounting Standard No. 123 (Revised), Share-based Payment (“SFAS 123R”) regarding the accounting for share-based payment transactions, including stock options. The Corporation adopted SFAS 123R on March 1, 2006. As the Corporation elected the modified retrospective application method of transition, the financial statements of all prior periods were adjusted on a basis consistent with the pro forma disclosures required in those periods by SFAS No. 123R. The impact of adopting SFAS 123R on the Corporation’s U.S. GAAP consolidated statements of income for fiscal years 2005 and 2006 was set out in a Current Report on Form 8-K issued by the Corporation on March 30, 2006. The Current Report was not an amendment to the Corporation’s Fiscal Year 2005 Annual Report on Form 10-K or any of its Quarterly Reports on Form 10-Q.

2003-2008 STOCK OPTION PLAN – REQUEST TO RESERVE ADDITIONAL SHARES

Request to Reserve Additional Shares

At the 2005 Annual and Special Meeting of Shareholders, shareholders approved the reservation of an additional 1,800,000 shares (the “2005 Option Pool”) under the 2003 Option Plan. As has been the Corporation’s practice since the adoption of the 2003 Option Plan, the 2005 Option Pool was used to satisfy the Corporation’s option requirements for the period between the 2005 Meeting and this Meeting. As of the Record Date, 4,840,699 options (5.4% of the issued and outstanding shares of the Corporation) have been awarded and are outstanding under the 2003 Option Plan. Only 276,850 shares of the 2005 Option Pool (0.3% of the issued and outstanding shares of the Corporation) remain available for option awards with approximately 81,000 of those remaining shares already designated for award to new senior management hires and promotions occurring after the Record Date.

The Corporation requests shareholder approval to reserve an additional 2,000,000 shares (the “2006 Option Pool”) for awards pursuant to the 2003 Option Plan in order to continue the use of option awards as a component of the Corporation’s long-term compensation strategy for retaining, and providing long-term incentives to, key employees and senior executives. If approved by shareholders, the total number of shares reserved under the 2003 Option Plan will be 7,360,000. The 2006 Option Pool is intended to address the Corporation’s option requirements until the next Annual Meeting of Shareholders in 2007.

Since fiscal year 2003, the Corporation has, in a significant manner, responded to shareholder concerns regarding option awards:

•	The Corporation has reduced its “option overhang” (the sum of all stock options outstanding under all option plans plus all stock options available for grant under all option plans divided by the issued and outstanding shares of the Corporation). In fiscal year 2006, approximately 1,257,000 options were exercised under all of the Corporation’s option plans. The exercise of these options, together with the significant reduction in options granted during the prior four (4) fiscal years, has decreased the Corporation’s option overhang from 16.8% at the end of fiscal year 2002 to 14.5% as of the Record Date (inclusive of the additional 2,000,000 shares being requested). It is the Corporation’s current objective to reduce its option overhang to 10% over time.

•	The number of options awarded annually under the 2003 Option Plan has been limited in an effort to meet its target of maintaining option issuance as a percentage of the Corporation’s outstanding shares (“burn rate”) at or near 2%. The average of the Corporation’s burn rate for the last three (3) fiscal years is 2.0% and the Corporation remains committed to this target burn rate.

•	The terms of the 2003 Option Plan (a) prohibit non-employee directors and consultants from participating in the 2003 Option Plan, (b) prohibit repricing or exchange of options without shareholder consent, and (c) do not provide for across-the-board option acceleration on a change of control, but do allow the Human Resources & Compensation Committee to accelerate, at its discretion, the date of exercise of any option.

•	The Corporation has implemented an executive compensation strategy for fiscal year 2007 that reduces the number of options granted to its most senior executives in favor of granting performance-based restricted share units (“RSUs”) pursuant to the 2002-2015 Restricted Share Unit Plan (“RSU Plan”). (See “HUMAN RESOURCES & COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION”.)

•	The Corporation monitors option plan costs in light of the Institutional Shareholder Services (“ISS”) shareholder value transfer (“SVT”) cost model and its voting power dilution (“VPD”) test. The SVT cost model assesses a company’s option plan cost using a binomial pricing model, expressed as a percentage of total market value. The VPD test assesses the dilutive impact of a company’s stock option plans. The combined results of both the SVT cost model and the VPD test are then compared by ISS to an ‘allowable’ cap that ISS has determined to be applicable to the Corporation. At the Record Date, the Corporation believes that the cost of the 2003 Option Plan, as determined by this method and including the additional 2,000,000 reserved shares, if approved, is less than the ISS cap applicable to the Corporation.

The Corporation’s request for additional shares represents an increase of 200,000 shares compared to the 1,800,000 shares reserved at each of the last two Annual and Special Meetings. These additional shares are being requested to create a modest reserve to meet unexpected contingencies such as executive hires or acquisitions.

The following table summarizes the status, as of the Record Date, of the 2003 Option Plan, as well as the 1997-2002 Stock Option Plan (the “1997 Option Plan”), the Adaytum 1999 Stock Option Plan (the “Adaytum Plan”) and 250,000 options granted out of plan to induce the Corporation’s new Chief Operating Officer to join the Corporation in May 2006 (“Out of Plan”). These plans are all “security-based compensation arrangements” for the purposes of the disclosure requirements of the TSX.

Plan	# Shares Issuable Upon Exercise of Outstanding Options	# Shares Issuable Pursuant to Vested Options		# Shares Available for Option Award

2003 Option Plan(1)	4,840,699	2,107,208	(1)	276,850	(2)

1997 Option Plan(3)	5,507,352	5,507,352		--

Adaytum Plan(3)(4)	170,159	114,542		--

Out of Plan(5)	250,000	--		--

Total	10,768,210	7,729,102		276,850

(1)	The total number of options for shares issued (4,840,699) and issuable (276,850) pursuant to the 2003 Option Plan, with the addition of the 2006 Option Pool (2,000,000), is 7,117,549, representing approximately 7.9% of the Corporation’s outstanding shares (89,742,512) as at the Record Date. The 2,107,208 shares issuable pursuant to vested options under the 2003 Option Plan represent approximately 75% of the shares issuable pursuant to options granted in fiscal year 2004, 50% of the shares issuable pursuant to options granted in fiscal year 2005 and 25% of the shares issuable pursuant to options granted in fiscal year 2006. These are the only options vested under the 2003 Option Plan. Another 25% of the fiscal year 2004, 2005 and 2006 option grants will vest between June and August of 2007.

(2)	Approximately 81,000 of these shares are designated for award to new senior management hires and promotions occurring subsequent to the Record Date.

(3)	These plans have expired and no further shares are available for future grants, though existing option grants continue to vest.

(4)	The Adaytum Plan expired on the closing of the Merger Agreement between the Corporation and Adaytum Inc. dated January 10, 2003 (“Merger Agreement”). These shares represent options originally issued by Adaytum Inc. and subsequently assumed by the Corporation under the terms of its Merger Agreement with Adaytum Inc. dated January 10, 2003.

(5)	The Out of Plan options represent 250,000 options granted out of plan to induce the Corporation’s new Chief Operating Officer to join the Corporation in May 2006.

If approved by shareholders, the 2006 Option Pool and the balance available in the 2005 Option Pool would amount to 2,276,850 shares (consisting of the remaining 276,850 shares and the additional 2,000,000 shares). The aggregate maximum number of shares reserved under the 2003 Option Plan since its inception would increase to 7,360,000 shares (1,760,000 original shares, 1,800,000 additional shares in each of fiscal years 2005 and 2006 and an additional 2,000,000 shares in fiscal year 2007, if approved at the Meeting) of which 242,451 have been exercised under the 2003 Option Plan as of the Record Date.

The Corporation has expensed options for Canadian GAAP purposes for the current fiscal year in accordance with the requirements of Canadian regulators and will expense options pursuant to SFAS 123R in fiscal year 2007. (See “Expensing of Options – 2003 Annual Meeting Update”.)

Additional Amendments to the 2003 Option Plan

The Corporation is also seeking to amend the 2003 Option Plan to: (i) extend the expiry date of the Plan from July 1, 2008 to June 30, 2016 (Section 5B); (ii) amend the manner in which “fair market value” is calculated for Nasdaq so that the “closing price” is used rather than the “average of the closing bid and asked prices” (Section 6D); (iii) extend the permissible term of options from 5 years to 6 years (Section 7); (iv) allow for an extension to the term of options if they expire during a period (“Blackout Period”) when option exercising is prohibited by the Corporation (Section 7); and (v) in response to Toronto Stock Exchange staff notice #2004-0002, more clearly establish the nature and scope of amendments that may be made by the Human Resources and Compensation Committee with or without shareholder approval (Section 12). The reasons for these proposed amendments are:

•	Section 5B Amendment (Plan Expiry Date): The Corporation is seeking to better align the expiry date of the 2003 Option Plan with its other significant equity based compensation plan, the RSU Plan, which has an expiry date of 2015. The Corporation also wishes to ensure that the 2003 Option Plan remains in effect so that options which are surrendered by option recipients can be reissued. This will not effect the Corporation’s obligation to seek shareholder approval to reserve additional shares in the future.

•	Section 6D Amendment (Fair Market Value): The “fair market value” of shares under the 2003 Option Plan is currently determined using the closing price of the Corporation’s shares on the TSX, or if no such closing price is available, using “the average of the closing bid and asked prices on the Nasdaq”. The Corporation is seeking to change the determination of fair market value on Nasdaq to use the “closing price” in an effort to provide a more precise determination of fair market value and align it with the determination for the TSX.

•	Section 7 Amendment (Option Term): Currently, granted options typically vest over four (4) years in equal tranches of 25% on each anniversary of a grant date and expire within five (5) years of the option grant date. The Corporation has conducted research and has concluded that four (4) year vesting is typically associated with a six (6) year term, while three (3) year vesting is typically associated with a five (5) year term. The Corporation is of the view extending the term of option grants from five (5) to six (6) years furthers the retention and incentive goals of granting options and provides option recipients with a more reasonable period during which to exercise options.

•	Section 7 Amendment (Expiration during Blackout Period): The Corporation is seeking to provide the Human Resources and Compensation Committee with the discretion to ensure that options do not expire when an option holder is prohibited from exercising an option because of a Blackout Period. These periods may arise in the normal course prior to the end of one of the Corporation’s fiscal periods or be imposed by the Corporation in circumstances deemed appropriate, such as impending entry into a material transaction. The Corporation is of the view that the Committee should have the discretion to provide option holders with a reasonable period of time following a Blackout Period to exercise options and is proposing that such period be up to ten (10) business days. The proposed Section 7 is as follows:

Each Option shall expire on the date (“Expiry Date”) specified by the Committee and set out in, or determined in accordance with, the instrument granting the Option (“Option Agreement”). The Expiry Date shall not be more than six (6) years from the date of Option grant unless the Expiry Date occurs during, or within ten (10) business days following, a period when the Participant is prohibited by the Corporation from trading in Common Shares pursuant to its policies (a “Blackout Period”). In such circumstances, the Committee may, in its discretion, change the Expiry Date of the Option to a date which is no more than ten (10) business days immediately following the end of the Blackout Period (“Blackout Extension Period”).

•	Section 17 Amendment (Specific Amendment Provision): The Toronto Stock Exchange introduced several changes to the TSX Company Manual (“TSX Manual”) effective January 1, 2005, including a provision in Section 613(d) of the TSX Manual to the effect that shareholder approval is required for any amendment to a security-based compensation arrangement unless the arrangement includes an amendment provision. TSX staff notice #2004-0002 clarified that, effective June 2007 an amendment provision must provide specific details (as opposed to a general amendment power) as to whether shareholder approval is required for an amendment and that the provision must be disclosed to shareholders when the security-based compensation arrangement is being approved. To address this change in the TSX Manual and the related staff notice, the Corporation is proposing to amend Section 17 to provide a more a specific amendment provision. The proposed Section 17 is as follows:

17. TERM AND AMENDMENT OF PLAN. The Board may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market), if any, that require the approval of shareholders or any governmental or regulative body. However, except as expressly set forth herein, no action of the Committee, Board or shareholders shall alter or impair the rights of a Participant without the consent of the affected Participant, under any Option previously granted to the Participant. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market);

(c)	amendments necessary in order for awards to qualify for favorable treatment under Sections 162(m) or 422 of the Code, or any successor provisions;

(d)	amendments respecting administration of the Plan;

(e)	any amendment to the vesting provisions of the Plan or any Option;

(f)	any amendment to the early termination provisions of the Plan or any Option, whether or not such Option is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date;

(g)	any amendment to the termination provisions of the Plan or any Option, other than an Option held by an Insider in the case of an amendment extending the term of an Option, provided any such amendment does not entail an extension of the expiry date of such Option beyond its original expiry date;

(h)	the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of Participants of Common Shares under the Plan, and the subsequent amendment of any such provision;

(i)	the addition or modification of a cashless exercise feature, payable in cash or Common Shares, which provides for a full deduction of the number of underlying Common Shares from the Plan reserve;

(j)	amendments necessary to suspend or terminate the Plan; and

(k)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

Shareholder approval will be required for the following types of amendments:

(i)	amendments to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

(ii)	any amendment to Section 7 of the Plan that increases the length of the Blackout Extension Period;

(iii)	any amendment which would result in the exercise price for any Option granted under the Plan being lower than the fair market value of the Common Shares at the time the Option is granted;

(iv)	any amendment which reduces the exercise price or purchase price of an Option;

(v)	any amendment extending the term of an Option held by an Insider beyond its original expiry date except as otherwise permitted by the Plan;

(vi)	the adoption of any option exchange scheme involving Options; and

(vii)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

In the event of any conflict between subsections (a) to (k) and subsections (i) to (vii), above, the latter shall prevail to the extent of any conflict.

Summary Description of 2003 Option Plan Provisions

The full text of the 2003 Option Plan is attached to this Proxy Statement as Annex 1. If there is any discrepancy between this summary and the 2003 Option Plan, the terms of the 2003 Option Plan will prevail.

The 2003 Option Plan expires on July 1, 2008, except as to options outstanding. The Human Resources & Compensation Committee of the Board (the “Committee”) administers the 2003 Option Plan. The Committee determines participant eligibility and prescribes the terms and conditions of the options granted. All employees of the Corporation and its subsidiaries are eligible to participate. Non-employee directors, consultants, and contractors are not eligible. As of the Record Date, approximately 3,600 employees of the Corporation were eligible to participate in the 2003 Option Plan. Currently, 5,360,000 shares of the Corporation have been reserved for issuance under the 2003 Option Plan.

The following restrictions apply to all grants of options under the 2003 Option Plan:

(a)	the number of shares reserved for issuance under options granted to Insiders (having the meaning given to the term “insiders” in the rules of the TSX Company Manual relating to changes in capital structure of listed companies in connection with employee stock option and stock purchase plans, options for services, and related matters, as amended (the “TSX Rules”)) and reserved for issuance under any other share compensation arrangements (having the meaning given to the term “share compensation arrangement” in the TSX Rules), may not exceed 10% of the number of shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b)	Insiders may not, within a twelve (12) month period, be issued a number of shares under the 2003 Option Plan and/or under any other share compensation arrangement of the Corporation exceeding 10% of the outstanding issue;

(c)	any one Insider and that Insider’s associates (as that term is defined in the Securities Act (Ontario)) may not, within a twelve (12) month period, be issued a number of shares under the 2003 Option Plan and/or under any other share compensation arrangement of the Corporation exceeding 5% of the outstanding issue; and

(d)	the number of shares reserved for issuance to any one participant under options granted under the 2003 Share Plan or under any other option to purchase shares from treasury granted under any share compensation arrangement of the Corporation must not exceed 5% of the outstanding issue, or 4,400,000 shares.

The exercise price for options cannot be less than 100% of the market price of the shares on the TSX (or if that price is not available, the price on the Nasdaq) on the trading day preceding the date of grant. The only exception is for participants who hold an incentive stock option under Section 422(b) of the United States Internal Revenue Code (“ISO”) and at the time of grant own shares controlling more than 10% of the combined voting power of the Corporation or any subsidiary. In that case, the exercise price cannot be less than 110% of the market price. Payment of the exercise price must be made in Canadian dollars, payable by cash, cheque or by such other method as may be authorized by the Committee. As of the Record Date, the closing market price of the Corporation’s shares on the TSX was CDN $37.35 and on the Nasdaq was U.S. $33.80.

The 2003 Option Plan limits the amount of ISOs that may become exercisable under the 2003 Option Plan in any year to US$100,000 for any single participant (based on the fair market value of the stock on the date of grant). The Corporation intends to designate any options granted in excess of that limitation as non-qualified options (“NQOs”).

Stock Appreciation Rights cannot be granted under the 2003 Option Plan.

Option awards under the 2003 Option Plan expire five (5) years from the date of grant or any shorter period as may be determined by the Committee when options are granted. Options may either be fully exercisable on the date of grant or may be exercisable in such installments as the Committee may specify.

If a participant ceases to be employed by the Corporation other than by reason of retirement, death, or for cause (as defined in the 2003 Option Plan), the participant must exercise any exercisable installments of an option within thirty (30) days of ceasing to be an employee. If the employment of a participant is terminated for cause (as defined in the 2003 Option Plan), the right to exercise any option terminates immediately upon discharge.

If a participant dies, the 2003 Option Plan provides that all options issued to the Participant shall become exercisable immediately prior to the death of the participant and may be exercised by the Participant’s estate or representative within a period of two (2) years after death (1 year for senior executives). If a Participant retires, the 2003 Option Plan provides for a period of two (2) years after retirement during which the vested options may be exercised. The 2003 Option Plan defines “retirement” using a three-part test: (i) the participant’s age and aggregate number of years of service with the Corporation totals seventy-five (75) or greater, (ii) the participant ceases to be employed with the Corporation for reasons other than cause, and (iii) the participant undertakes to cease full-time employment with any party.

The 2003 Option Plan makes provisions for the disposition and adjustment of the number of options granted under the 2003 Option Plan, if there are changes in the Corporation’s corporate or capital structure. Also, if there is an amalgamation, consolidation, or merger of the Corporation with another entity or a sale of all or substantially all of the Corporation’s assets, the 2003 Option Plan provides for the Committee or the board of directors of any entity assuming the obligations of the Corporation to make appropriate provision for outstanding options to be maintained, exercised, or terminated.

The 2003 Option Plan does not contain a provision to automatically accelerate the vesting of options if there is a change of control of the Corporation. The Committee does, however, have the right to accelerate the date of exercise of any option or installment thereof. The Named Executive Officers of the Corporation are entitled to vesting acceleration upon a “change of control” and the termination of their employment by them for “good reason” or by the Corporation without “just cause”. (See “Employment Agreements”)

Options are not assignable or transferable except by will or the laws of descent and distribution. Shares reserved for options which expire unexercised or are cancelled can be reused for additional option grants prior to expiration of the 2003 Option Plan. The Corporation does not provide any financial assistance for the purchase of shares under the 2003 Option Plan.

The Board may terminate or amend the 2003 Option Plan at any time, but shareholder approval is required for fundamental amendments or actions specified in the 2003 Option Plan, including: (a) any change to the price of an Option, or (b) the adoption of any option exchange program involving options.

Certain U.S. Federal Income Tax Consequences with Respect to the 2003 Option Plan

The following summarizes certain U.S. federal income tax consequences to the Corporation and to optionees who are U.S. citizens or residents of grants under the 2003 Option Plan.

With respect to options that are ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (for the purposes of this section, “Code”), in general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to the optionee upon the exercise of the ISO, and no corresponding U.S. federal tax deduction is allowed to the Corporation upon either grant or exercise of an ISO. The amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is generally included as an item of income for purposes of, and therefore may be taxable under, the alternative minimum tax.

If the optionee does not dispose of the shares acquired upon exercise of the ISO within (i) two (2) years following the date the option was granted or (ii) one (1) year following the date the shares are issued to the optionee pursuant to the ISO exercise (“Holding Periods”), then for U.S. federal income tax purposes the difference between the amount realized on a subsequent disposition of the shares and the exercise price will generally be treated as long term capital gain or loss to the optionee.

If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then, for U.S. federal income tax purposes:

•	in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and taxed as ordinary income in the year of such disposition; and the Corporation generally should be entitled to a corresponding deduction for federal income tax purposes at such time; and

•	any excess of the amount realized by the optionee in the Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain (long term capital gain if the optionee’s holding period for the shares exceeds one year).

With respect to Options granted under the 2003 Option Plan that do not qualify as ISOs (“Non-Qualified Options” or “NQOs”), for U.S. federal income tax purposes:

•	the optionee generally does not realize any taxable income upon the grant of a NQO;

•	the optionee generally will recognize ordinary compensation income at the time of exercise of a NQO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price and the Corporation generally should be entitled to a corresponding tax deduction for federal income tax purposes at that time; and

•	when the optionee sells the shares acquired pursuant to the exercise of a NQO, the optionee generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the optionee’s basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

Special rules apply if the stock acquired pursuant to the exercise of an ISO or a NQO is subject to vesting or other restrictions considered substantial risks of forfeiture under the Code. The Corporation will not be entitled to deductions for U.S. federal income tax purposes in connection with awards under the 2003 Option Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with that officer’s other compensation from the Corporation exceeds the $1 million dollar limitation of Section 162(m) of the Code.

VOTING

The request by the Corporation for an additional 2,000,000 shares to be reserved under the 2003 Option Plan and for the amendments to Sections 5B, 6D, 7 and 17 of the 2003 Option Plan requires the approval of a simple majority of shares represented and entitled to vote at the Meeting. The Board recommends a vote FOR Resolution A and approval of the reservation of an additional 2,000,000 shares for the 2003 Option Plan and the amendments to Sections 5B, 6D, 7 and 17 of the 2003 Option Plan.

COGNOS EMPLOYEE STOCK PURCHASE PLAN – REQUEST TO AMEND TO INCLUDE AN AMENDMENT PROVISION

For the same reasons discussed in connection with the amendment of Section 17 of the 2003 Option Plan (See “Additional Amendments to the 2003 Option Plan”), the Corporation is also seeking to similarly amend the Cognos Employee Stock Purchase Plan (“ESPP”) by adding the following Section 12:

12. AMENDMENT OF PLAN. The Human Resources and Compensation Committee of the Board of Directors may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market), if any, that require the approval of shareholders or any governmental or regulative body be obtained. Without limiting the generality of the foregoing, the Committee may make the following types of amendments to the Plan without seeking shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market);

(c)	amendments respecting administration of the Plan;

(d)	any amendment to the definition of “Employee” or otherwise relating to the eligibility of any Employee;

(e)	amendments necessary to suspend or terminate the Plan; and

(f)	any other amendment, whether fundamental or otherwise, not requiring shareholder approvable under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

Shareholder approval will be required for the following types of amendments:

(i)	amendments to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

(ii)	any amendment which would result in an increase in the discount of 10% contained in Section 4 or provide a longer look-back period in Section 4 for the purposes of determining the Purchase Price; and

(iii)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

In the event of any conflict between subsections (a) to (f) and subsections (i) to (iii), above, the latter shall prevail to the extent of any conflict.

VOTING

The request by the Corporation to amend the ESPP requires the approval of a simple majority of shares represented and entitled to vote at the Meeting. The Board recommends a vote FOR Resolution B and approval of the amendment of the ESPP by adding Section 12 “Amendment of Plan”.

OTHER SECURITY-BASED COMPENSATION ARRANGEMENTS

In accordance with the disclosure requirements of the TSX regarding “security-based compensation arrangements”, the Corporation is providing further disclosure in respect of the 1997 Option Plan, the Adaytum Option Plan and the Cognos Employee Stock Purchase Plan in Annexes 1.1, 1.2 and 1.3, respectively. The Corporation also has a restricted share unit plan which is not a “security-based compensation arrangement”. (See “Human Resources & Compensation Committee Report – Long Term, Equity-Based Incentive Awards”)

OTHER MATTERS

The management of the Corporation knows of no amendment or variation of the matters referred to in the Notice of Annual and Special Meeting of Shareholders and of no other business to be brought before the Meeting. However, if any amendment, variation or other business is properly brought before the Meeting, the Proxy Form confers discretionary authority on the persons’ appointed proxy to vote on any amendment or variation of the matters referred to in the Notice of Annual and Special Meeting of Shareholders or any other business in accordance with their best judgment.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets out the compensation received for each of the last three (3) fiscal years for the Named Executive Officers.

Summary Compensation Table
(All dollar amounts are in U.S. dollars)

		Annual Compensation				Long-term Compensation Awards(4)

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)		Other Annual Compensation(3)	Securities Underlying Options/SARs (#)	All Other Compensation(5)

Robert Ashe(6)	2006	$519,696	--		$26,883	175,000	$5,984
Director, President and	2005	$397,390	$1,305,906		--	200,000	$5,318
Chief Executive Officer	2004	$327,946	$ 570,626		--	60,000	$4,532

Tom Manley(6)(7)	2006	$361,687	--		$52,841	100,000	$5,701
Senior Vice President,	2005	$314,424	$ 806,297		--	150,000	$4,929
Finance & Administration and	2004	$284,220	$ 338,644		$67,288	40,000	$2,189
Chief Financial Officer

Peter Griffiths(8)	2006	$430,115	$ 2,059	(2)	$39,665	100,000	--
Senior Vice President,	2005	$403,491	$ 601,420		--	150,000	--
Products	2004	$311,607	$ 204,751		--	40,000	--

Tony Sirianni	2006	$275,000	--		$20,887	100,000	$2,562
Senior Vice President,	2005	$260,000	$ 927,000		--	100,000	$7,175
Worldwide Field Operations	2004	$250,008	$ 510,600		--	100,000	$3,921

David Laverty	2006	$270,000	--		$ 9,392	30,000	$6,735
Senior Vice President,	2005	$250,000	$ 587,400		--	35,000	$6,456
Global Marketing	2004	$230,000	$ 269,700		--	25,000	$5,096

(1)	Salary is base salary earned for that year.

(2)	No bonuses were earned by the Named Executive Officers during the recently completed fiscal year as the Corporation did not meet the minimum financial threshold for bonus achievement. Mr. Griffith’s bonus amount was in recognition of his contribution to a patent under the Corporation’s ongoing patent reward program.

(3)	The amounts in this column pertain to perquisites for each of the Named Executives. For fiscal year 2006 and irrespective of the applicable regulatory disclosure thresholds, the Corporation is expanding its perquisite disclosure to include perquisites greater than $1,000 as set out in the below table:

Named Executive Officer	Tax Advice	Annual Dues	Spousal Travel	Auto Related

Robert Ashe	‹ $ 1,000	$3,567	$ 4,179	$17,880

Tom Manley	$ 2,693	$3,567	$12,476	$33,789

Peter Griffiths	$11,115	Nil	$ 7,586	$20,964

Tony Sirianni	Nil	Nil	$ 3,271	$17,616

David Laverty	Nil	Nil	$ 3,642	$ 5,750

The “Tax Advice” column consists of reimbursements to the Named Executives Officers for amounts paid for personal tax preparation services.

The “Annual Dues” column consists of the costs for annual golf dues at a private golf club paid by the Corporation primarily to facilitate business entertainment in a private setting.

The “Spousal Travel” column consists of the value associated with the attendance of the Named Executive Officers’ spouses at Cognos Eclipse in Mexico and, in the case of Mr. Manley’s spouse, at Cognos Eclipse in South Africa. Eclipse is a reward program (which senior executives are required to attend) that recognizes individual employee performance and includes the attendance of the rewarded employees’ spouses.

The “Auto Related” column is the value of auto lease payments and, in the case of Mr. Griffiths only, also includes a tax gross up amount of $4,298. In the case of Mr. Manley, the amount includes a tax gross up amount of $7,502 and $15,194 for lease buy-out costs to terminate a car lease granted by his previous employer in the United States. The latter costs were incurred as part of the inducement offered to Mr. Manley to join the Corporation and relocate to Canada.

(4)	As of the Record Date, the Corporation had not issued to the Named Executive Officers any restricted shares, restricted share units, or stock appreciation rights (“SARs”) as compensation.

(5)	The amounts in this column pertain to the Corporation’s annual contribution to each individual’s savings or retirement plan. The Corporation contributed to a Retirement Savings Plan on behalf of Messrs. Ashe and Manley. Cognos Corporation (U.S.A.) contributes to a 401(k) savings plan for Messrs. Sirianni and Laverty.

(6)	These individuals are employed in Canada and paid in Canadian dollars. The amounts shown in the above table are expressed in U.S. dollars using the following weighted annual exchange rate for the Corporation’s fiscal years ending on the last day of February:

2006 – C$1.00 = US$0.8392 2005 – C$1.00 = US$0.7821 2004 – C$1.00 = US$0.7351

(7)	The amount indicated for Mr. Manley in the “Bonus” column for fiscal years 2005 and 2004 includes $16,267, and $15,290, respectively, for payment of life insurance premiums.

(8)	Mr. Griffiths was paid in Pounds Sterling (GBP). The amounts shown above are expressed in U.S. dollars using the following weighted annual exchange rate for the Corporation’s fiscal years ending on the last day of February:

2006 – GBP£1.00 = US$1.7918 2005 – GBP£1.00 = US$1.8464 2004 – GBP£1.00 = US$1.6836

Option/SAR Grants in Last Fiscal Year
(All dollar amounts are in U.S. dollars)

The following table provides information with respect to stock option grants by the Corporation to the Named Executive Officers for the fiscal year ended February 28, 2006. All grants were made under the Corporation’s 2003 Option Plan. No SARS have been granted by the Corporation.

	Individual Grants

	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted(1)	Fiscal Year	per Share(2)	(mm/dd/yy)	5%	10%

Robert G. Ashe	175,000	8.61%	$34.52	06/28/10	$1,669,128	$3,688,031

Tom Manley	100,000	4.92%	$34.52	06/28/10	$ 953,788	$2,107,446

Peter Griffiths	100,000	4.92%	$34.52	06/28/10	$ 953,788	$2,107,446

Tony Sirianni	100,000	4.92%	$34.52	06/28/10	$ 953,788	$2,107,446

David Laverty	30,000	1.48%	$34.52	06/28/10	$ 286,136	$ 632,234

(1)	The principal Option award is made annually between June and August following the Annual and General Meeting of the Corporation’s shareholders. All other Option awards are made quarterly, three (3) trading days after the public release of the Corporation’s quarterly earnings. In all cases, option awards are approved by the Human Resources & Compensation Committee, the administrator of the Corporation’s Stock Option Plans. Current option awards to employees typically vest on each of the successive four (4) anniversaries of the date of grant and expire on the fifth anniversary of the date of grant.

(2)	Exercise Price is equivalent to the closing market value of securities underlying options on the day preceding the date of grant.

(3)	These amounts represent the gain that may be realized upon exercise of the options immediately prior to the expiration of their term (net of the option exercise price but before taxes associated with the exercise) assuming the specified compound rates of appreciation (5% and 10%) of the Corporation’s shares over the term of the options. These amounts are calculated based on rules promulgated by the SEC and do not reflect the Corporation’s estimate of future stock price increases. Actual gains, if any, on any stock option exercises and resultant shareholdings are dependent on the timing of each exercise and the future share performance. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregated Option Exercises and Fiscal Year-End Option Values
(All dollar amounts are in U.S. dollars)

The following table provides information on stock option exercises in the fiscal year ended February 28, 2006, by the Named Executive Officers and the number and value of such officers’ outstanding options as at February 28, 2006. Dollar values indicated represent the net of market value less exercise price.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In- The-Money Options at Fiscal Year-End(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert G. Ashe	--	--	460,000	375,000	$4,204,556	$1,023,275
Tom Manley	17,600	$322,416	244,950	251,250	$2,952,020	$ 751,558
Peter Griffiths	--	--	195,500	252,500	$1,262,226	$ 748,436
Tony Sirianni	46,127	$993,391	236,373	247,500	$1,377,085	$1,357,876
David Laverty	--	--	81,502	71,750	$ 125,496	$ 415,738

(1)	Value of unexercised in-the-money options is calculated based on the fair market value of the underlying shares on the Nasdaq, minus the exercise price, and assumes sale of the underlying shares on February 28, 2006, the last trading day in fiscal year 2006, at a price of $38.25 being the fair market value of the Corporation’s shares on such date. For the purposes of calculating the “Value of Unexercised In-The-Money Options at Fiscal Year End”, the Canadian dollar grant price is converted to United States dollars using the Bank of Canada Noon Rate on February 28, 2006.

Defined Benefit/Actuarial Plan Disclosure and Retirement Payments

Effective March 1, 2003, the Corporation established a Retirement Compensation Arrangement (“RCA”) pursuant to the Income Tax Act of Canada. The RCA is intended to provide retirement benefits for certain senior executives of the Corporation, as designated by the Board from time to time, in recognition of their value to the Corporation and as a method of providing an incentive to maintain long-term employment with the Corporation. The RCA is fully funded by the Corporation through the establishment of a trust fund. During fiscal year 2006, the Board maintained Messrs. Ashe and Manley as the only participants in the RCA and contributed $576,000 to the RCA trust fund to fund its obligations for fiscal year 2006, consisting of $345,600 and $230,400 in respect of Mr. Ashe and Mr. Manley, respectively. These amounts are not included in the compensation set out in the Summary Compensation Table. (See “EXECUTIVE COMPENSATION”)

The RCA’s benefit is 1% of the senior executive’s best consecutive three (3) years average compensation, which consists of annual base salary and actual annual bonus payments, (“CAE”) multiplied by years of credited service. These benefits vest in increasing percentage increments based on length of service and fully vest on the senior executive’s death, on the senior executive attaining age 55 and on a change of control. No benefits vest for either executive prior to age fifty (50). Executives who voluntarily terminate employment or who are terminated without just cause do not receive unvested benefits and executives who are terminated for cause will not receive any benefits under the RCA. The projected benefit of the RCA to Mr. Ashe, assuming retirement at age fifty-five (55), is an annual payment of approximately 17% of his CAE and, in the case of retirement at age sixty (60), is 30% of CAE. The projected benefit of the RCA for Mr. Manley, in the case of retirement at age fifty-five (55), is an annual payment of approximately 13% of CAE and, in the case of retirement at age sixty (60), is 22% of CAE. At the discretion of the Board of Directors, the RCA benefit can be paid in a lump sum or as an actuarially equivalent annuity as outlined below. Benefits shown below are not subject to any deductions for government benefits or other offset amounts. There is no future indexing of the amounts shown. The RCA Plan is Exhibit 10.23 to the Corporation’s Form 10-K filed with the SEC in 2004.

The table below shows the aggregate approximate annual retirement benefits for an eligible executive determined using the RCA formula (payable as a life annuity with a 60% survivor pension). This table provides estimates for certain compensation and years of credited service categories, assuming retirement at age sixty (60).

	PENSION PLAN TABLE

	Years of Service

Total Earnings(1)	15	20	25	30	35

$ 600,000	$ 90,000	$120,000	$150,000	$180,000	$210,000
$ 800,000	$120,000	$160,000	$200,000	$240,000	$280,000
$1,000,000	$150,000	$200,000	$250,000	$300,000	$350,000
$1,200,000	$180,000	$240,000	$300,000	$360,000	$420,000
$1,400,000	$210,000	$280,000	$350,000	$420,000	$490,000
$1,600,000	$240,000	$320,000	$400,000	$480,000	$560,000
$1,800,000	$270,000	$360,000	$450,000	$540,000	$630,000

(1)	Total Earnings under this plan represent the best consecutive three (3) year average earnings.

The following table sets forth the approximate total eligible earnings and years of credited pensionable service at February 28, 2006 for the eligible senior executives.

Name	Total Earnings(1)	Credited Service(2)

Robert G. Ashe	$1,119,259	6.0

Tom Manley	$ 748,698	4.5

(1)	Total Earnings are the current best consecutive three (3) year average earnings.

(2)	For Mr. Ashe, for each year of future credited service accrued after February 28, 2003, an additional one year of past credited service will be granted, provided that his total years of credited service will not exceed his total years of employment with the Corporation. For Mr. Manley, for each year of future credited service accrued after February 28, 2003, an additional one-half (1/2) year of past credited service will be granted, provided that his total years of credited service will not exceed his total years of employment with the Corporation plus his years of employment with his previous employer.

Loans to Directors and Officers

The Corporation provides relocation assistance to employees required to relocate as part of their terms of employment. This assistance is designed to minimize the financial impact of the relocation on the employee. In the past, this assistance has included housing loans, and payments on behalf of employees for direct costs associated with the move. Effective July 30, 2002, and in accordance with the Sarbanes-Oxley Act of 2002, the Corporation no longer offers its executive officers loans, whether for housing, relocation or for any other reason.

Employment Agreements

Mr. Ashe and Mr. Manley entered into new employment agreements with the Corporation in October 2004. Under the terms of their respective agreements, the Corporation will continue to pay base salary and monthly payments equal to 1/12 of their respective target bonus for a period of thirty (30) months in the case of Mr. Ashe and twenty-four (24) months in the case of Mr. Manley, if the executive is terminated without just cause or he terminates his employment for good reason. As well, on any change of control, their respective option rights immediately accelerate and become vested. In consideration, the executives agreed to post-employment non-competition and non-solicitation provisions. The agreements contain other terms and conditions typical in similar agreements for executives located in the Province of Ontario, Canada. The agreements were the result of negotiations between the executives and the Human Resources & Compensation Committee, both of whom were represented by their own counsel.

Messrs. Griffiths, Sirianni and Laverty entered into new employment agreements with the Corporation in November 2005. Under the terms of their respective agreements, the Corporation will continue to pay base salary and monthly payments equal to 1/12 of their respective target bonus for a period of eighteen (18) months, if the executive is terminated without just cause or he terminates his employment for good reason. As well, on any change of control, in the case of Mr. Sirianni, his option rights immediately accelerate and become vested. In the case of Messrs. Griffiths and Laverty, their option rights immediately accelerate and become vested if there is a change of control and within twelve (12) months of such change in control the executive is terminated without just cause or he terminates his employment for good reason. Mr. Leslie Rechan, the Corporation’s new Chief Operating Officer, joined the Corporation in May, 2006. Mr. Rechan’s employment agreement is substantially similar to the foregoing. However, if he is terminated without just cause or he terminates for good reason, he will continue to receive base salary and monthly payments equal to 1/12 of his target bonus for a period of twenty-four (24) months. Also, if such termination occurs (i) within twenty-four (24) months following a change of control or (ii) during the period preceding a change of control (but after the Corporation has commenced discussions/negotiations with a potential acquiror and the due diligence process has commenced), his option and other equity rights immediately accelerate and become vested. In consideration, the executives agreed to post-employment non-competition and non-solicitation provisions. The agreements contain other terms and conditions typical in similar executive agreements.

HUMAN RESOURCES & COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources & Compensation Committee (“Committee”) is responsible, among other things, for reviewing and approving the compensation for the Chief Executive Officer (“CEO”) and his direct reports (collectively “Executives”). The Committee also reviews and approves various other compensation policies and programs of the Corporation, including long-term incentive programs and benefits. The Committee’s mandate reflects these responsibilities. The mandate is periodically reviewed by the Committee and the Board. (See also “THE BOARD, BOARD COMMITTEES, AND MEETINGS”)

General Compensation Philosophy

The Corporation operates in a highly competitive and rapidly changing environment in which its success is greatly dependant on its ability to recruit and retain key executive talent. The primary objective of the Corporation’s Executive compensation program is to enhance shareholder value through the attraction, motivation and retention of Executives who will contribute to the Corporation’s success. As well, the program seeks to encourage innovation and align the interests of Executives with the long-term interests of the Corporation’s shareholders.

The Corporation’s current compensation philosophy was developed during the most recent fiscal year and encompasses the following fundamental principles:

•	All Executives will generally have the same performance measures to enhance alignment and motivate teamwork;

•	Compensation programs will be clear and performance-based compensation will be based on outcomes that the Executive can affect;

•	Executive compensation will be market-competitive and leveraged to reward outstanding performance;

•	Stock ownership guidelines will be used to align the interests of Executives with the interests of shareholders.

This philosophy is also reflected in the design and administration of the Corporation’s Executive compensation programs which include the following elements:

•	Annual base salary will be benchmarked with a peer group of software industry companies and competitive with executives in similar roles, using global competitive market comparables.

•	A significant portion of pay will be performance-based, using a combination of near-term and long-term performance elements.

•	Equity-based long-term incentives will be used to align executive behavior with the interests of shareholders while remaining sensitive to their dilutive impact.

•	Stock ownership guidelines will be used to drive long-term performance.

•	A regularly reviewed annual operating plan that is mapped to, and aligned with, a long-term strategic plan will also be used to drive long-term performance.

•	Perquisites will be provided with appropriate business justification, will not comprise a significant portion of total pay and will be disclosed to the Committee.

Components of Executive Compensation

The Committee retains an independent compensation consultant to review and provide information on (i) market data, trends and best practices in executive compensation and (ii) management’s compensation recommendations to the Committee. In fiscal year 2006, the Committee utilized the actuarial firm of Towers Perrin for this purpose, paying approximately $19,000 for such services.

The Corporation’s Executive compensation program is described in more detail below. In general, total compensation consists of four (4) elements: base salary, variable cash incentives, equity-based incentive awards and benefits. Salary and cash bonus will generally constitute 25% to 40% of total annual compensation. Equity-based compensation will generally constitute 60% to 75% of total annual compensation. Performance-based compensation, consisting of the cash bonus and performance contingent equity-based elements, will generally constitute 33% to 70% of total compensation of Executives. The actual compensation mix is dependent on the level of corporate performance which directly impacts the variable compensation components.

Base Salary

The Corporation operates in a global competitive market in which U.S.-based software companies are its principal competitors for both customers and executive talent. Accordingly, the Committee considers the salaries paid by U.S.-based software companies to be the most appropriate comparator for benchmarking base salaries for its Executives. The Committee establishes base salaries annually and seeks to ensure they are competitive in the Executive’s relevant market, taking into account the Executive’s experience and level of performance. Cash compensation is typically denominated in United States dollars and, as necessary, converted to local currency for payroll purposes. Base salary typically comprises between 10% and 30% of an Executive’s total annual compensation with variation dependant on the amount of performance-based compensation paid in a particular year.

Variable Cash Incentives (Bonuses)

The Committee believes that a significant portion of an Executive’s total annual compensation should be in the form of a cash bonus that is payable only if specified corporate performance criteria are met. This better aligns Executive pay with corporate performance. Each Executive is assigned a target bonus typically between 50% and 100% of base salary (“Target Bonus”).

For fiscal year 2006, as in past years, bonus payouts were calculated by multiplying each Executive’s Target Bonus by a bonus payout percentage. The bonus payout percentage is derived from a performance matrix (the “Share-in-Success Grid” or “SIS Grid”) which is established by the Board at the commencement of each fiscal year. The SIS Grid is used to determine bonus payout percentages for both Executives and other corporate employees who receive bonuses as part of their cash compensation. The SIS Grid comprises two axes: with the current fiscal year’s revenue performance on the horizontal and the year’s operating margin performance on the vertical. A bonus percentage payout is established for each intersection of revenue and operating margin performance with a 100% bonus percentage payout established at the targeted corporate revenue and operating margin levels established by the Board. The maximum bonus payout percentages result when there is a balance of revenue and operating margin over-performance. Bonus percentage payouts are less than 100% if there is underperformance on both measures or if there is a significant imbalance between measures. The maximum bonus percentage payouts in fiscal year 2006 were 400% for Executives and 200% for all other eligible employees. The Corporation’s performance in fiscal year 2006 was below the measures established in the SIS Grid. As a result, the SIS Grid produced a bonus percentage payout of zero and no bonuses were paid to Executives or to other employees eligible for SIS Grid bonuses. The Committee has already established the SIS Grid for fiscal year 2007 based on the same principles described above except that the maximum bonus percentage payout for all eligible employees, including Executives, is limited to 200%.

Long-Term, Equity-Based Incentive Awards

The objective of the Corporation’s equity-based incentive awards is to align the interests of Executives with shareholders by providing Executives with an incentive to make decisions and manage the Corporation with a view to increasing the shareholder value over the medium and long-term. The Committee also views equity compensation as a key tool for ensuring that key employees and Executives are engaged and motivated to remain at Cognos for the long term. Typically 60% to 75% of an Executive’s total annual compensation is derived from equity-based incentive awards such as time-vesting stock options (“Options”) or restricted stock units (“RSUs”).

Option grants are made under the 2003 Option Plan, which was adopted by shareholders at the June 19, 2003 Annual and Special Meeting of Shareholders. Pursuant to the 2003 Option Plan, the Committee approves Options awards to key employees after receiving the recommendations of management. The principal Option award is made annually following the Annual and General Meeting of shareholders. All Option awards are made quarterly three (3) trading days after the Corporation’s quarterly earnings release in order to avoid opportunistic grant timing and to ensure that all Options are priced at a time when the marketplace has current financial information. Options typically vest equally on each of the successive four (4) anniversaries of the grant date and expire on the fifth (5th) anniversary of the grant date. All Options are priced at the closing market price of the Corporation’s shares on the TSX on the trading day preceding the grant date. Certain amendments to the 2003 Option Plan are being proposed at the Meeting, including an amendment to extend the maximum term for future Option grants from five (5) years to six (6) years. (See “2003-2008 OPTION PLAN – REQUEST TO RESERVE ADDITIONAL SHARES”).

The number of Options granted to an Executive is determined in light of the Executive’s position at Cognos, the need for any retention incentives, and as part of a multi-year approach to the Executive’s compensation. As of the Record Date, Options to purchase 10,768,210 shares under all option plans were outstanding at a weighted average exercise price of $33.74. A request to reserve 2,000,000 additional shares and make amendments to the 2003 Option Plan is proposed at this Meeting (See “2003-2008 OPTION PLAN – REQUEST TO RESERVE ADDITIONAL SHARES”).

As an alternative form of long-term incentive compensation, the Corporation adopted the 2002-2015 Restricted Share Unit Plan (“RSU Plan”). In June 2005, shareholders approved a plan extension and an increase in the number of RSUs that may be granted to 3,000,000. Employees, officers and directors of the Corporation and its subsidiaries are eligible to participate in the RSU Plan. The Corporation intends to grant performance-contingent RSUs typically at the end of the fiscal year based upon performance results achieved during the fiscal year. Subject to the vesting requirements, each RSU will be exchangeable for one share. The shares needed to meet that requirement are purchased on the open market by a trustee appointed and funded by the Corporation. As no shares are issued from treasury by the Corporation, the RSU Plan is non-dilutive. The number of RSUs granted to an Executive is based on the Executive’s position at Cognos, the need for retention incentives, and typically, as part of a multi-year approach to the Executive’s compensation.

Commencing with fiscal year 2007 and in furtherance of the Corporation’s compensation philosophy of linking compensation and performance, a portion of each Executive’s annual long term incentive compensation will consist of performance-contingent RSUs. These RSUs replace a portion of long term incentive compensation previously awarded as Options that simply vested over time. Each Executive will be assigned a target pool of RSU’s. After the completion of the current fiscal year, the target pool will be multiplied by a factor derived from the SIS Grid and the resulting number of RSUs (which may be greater or lesser than the target pool) will be awarded to the Executive. These RSU’s will vest equally on each of the successive four (4) anniversaries of the grant date. Depending on the level of performance against the performance measures in the SIS Grid, the number of RSUs granted can range from 0% to 200% of the target RSU pool.

Benefits

Executives receive benefits made available to all employees of the Corporation such as group accident/life/health insurance coverage. The Corporation pays the premiums for this coverage. As well, the Corporation has established a group registered retirement savings plan and matches employee contributions to a maximum percentage of the employee’s salary. Executives also receive some additional perquisites which are not available to all employees. (See “Summary Compensation Table”)

Share Ownership

As indicated in “Compensation Philosophy”, stock ownership is an important part of the Corporation’s compensation philosophy. The Corporation has established Executive share ownership guidelines (“Guidelines”) applicable to all Executives. The CEO is required to hold shares having a market value equal to three-times his total target cash compensation (base salary and target bonus) and all other Executives are required to hold shares having a market value equal to twice their respective total target cash compensation. The CEO currently meets the Guidelines. The Guidelines require Executives to attain the required holding of shares within five (5) years from date of hire or promotion. Until the Executive has attained the mandated level of stock ownership, 25% of any shares obtained by option or RSU exercise are to be retained by the Executive. The Committee has reserved the right to adjust this holding requirement on a case-by-case basis. Compliance with the Guidelines, while voluntary, is strongly recommended. Failure to comply may result in bonus payments being paid in the form of shares that must be retained, and/or, in the reduction or suspension of future equity based incentive awards.

CEO Compensation

The CEO’s compensation is reviewed and recommended to the Board by the Committee after consultation with its independent compensation consultant. In fiscal year 2006, Mr. Ashe’s base salary and target bonus were both $500,000, each representing a 25% increase from the prior fiscal year during which he was promoted to CEO. Mr. Ashe’s base salary and bonus target will also increase this fiscal year as part of a planned increase of his compensation to market competitive levels and in recognition of his tenure with the Corporation and his performance in the CEO role. During the fiscal year ended February 28, 2006, the bonus component of Mr. Ashe’s compensation was based on the SIS Grid (See above “Variable Cash Incentives Cash Bonuses”). In fiscal year 2006, along with all other Executives, Mr. Ashe received no bonus as the Corporation’s financial results did not meet the revenue and operating margin threshold for a bonus payment established in the SIS Grid (See above “Variable Cash Incentives Cash Bonuses”). Mr. Ashe also received an award of 175,000 Options as part of maintaining his compensation at competitive market levels, putting in place additional retention incentives and further aligning his performance with the long term interests of shareholders.

Retirement Compensation Arrangement Plan

Effective March 1, 2003, the Corporation established a Retirement Compensation Arrangement intended to provide for retirement benefits for certain senior executives of the Corporation, as designated by the Board from time to time, in recognition of their value to the Corporation and as a method of providing an incentive to maintain long-term employment with the Corporation (See “Defined Benefit and Actuarial Plan Disclosure”).

Deductibility of Executive Compensation

In general, under Section 162(m) of the United States Internal Revenue Code (“Code”), the Corporation cannot claim a U.S. tax deduction for compensation in excess of $1 million paid to its U.S. Named Executive Officers. This deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and its regulations. The Corporation has considered these limitations and it is the Corporation’s present intention that, for so long as it is consistent with its overall compensation objectives, to minimize the application of those deduction limitations. In some circumstances, the Corporation may pay compensation that is not deductible by virtue of Section 162(m).

This report is provided by the Human Resources & Compensation Committee of the Board of Directors.

John J. Rando (Chair)
Robert W. Korthals
William V. Russell

Performance Graph

(1)	Dollar amounts are in U.S. dollars.

(2)	The stock price performance graph is not necessarily indicative of future performance. Information used on the graph was obtained from the Nasdaq Stock Market, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

The above graph compares the five-year cumulative total return on the Corporation’s shares with the comparable cumulative return of a broad equity index and an industry index. The indexes used are the Center for Research in Securities Prices (“CRSP”) Total Return Index for The Nasdaq Stock Market (U.S. and Foreign Companies) and the Nasdaq Computer & Data Processing Services Stocks Index.

The graph assumes $100 invested on February 28, 2001 in the Corporation’s shares and each of the Nasdaq indexes and assumes reinvestment of any dividends.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Human Resources & Compensation Committee are Messrs. Rando (Chair), Korthals and Russell. No member of the Committee was an officer or employee of the Corporation or any of its subsidiaries at any time during the past year, or previously. No executive officer of the Corporation serves on the board of directors or compensation committee of any other entity (or other committee of the board of directors performing equivalent functions) that has or has had one or more of its executive officers serving as a member of the Board or the Human Resources & Compensation Committee.

Certain Relationships and Related Transactions

No director or officer of the Corporation, nor any nominee for election as a director or any shareholder of record as of the date of this Proxy Statement who owned, of record or to the Corporation’s knowledge, more than 5% of the outstanding shares, nor any associate or affiliate of such person, nor any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction which has materially affected or will materially affect the Corporation.

In fiscal year 2006, Torys LLP provided legal advice to the Corporation in a number of areas and acted, and continues to act, as one of the principal Canadian legal advisors to the Corporation. In March 1995, Mr. Tory retired as a partner of Torys LLP, a legal firm located primarily in Toronto, Ontario, Canada and was named Chair Emeritus and Counsel. Last fiscal year, Torys LLP received fees in the approximate amount of $237,000, representing less than 10% of the Corporation’s total legal fees paid and less than 5% of Torys LLP’s revenues. As Chair Emeritus, Mr. Tory does not take any direct part in the management of Torys LLP’s affairs and he does not participate in, and is not compensated for or in respect of, any services provided to the Corporation. His remaining connection to the firm is his title of Chair Emeritus, his retirement income from the firm and his use of an office. The Board has considered the foregoing and has determined that his position as Chair Emeritus and Counsel of Torys LLP does not impair his independent status.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as at February 28, 2006, with respect to shares of the Corporation that may be issued upon the exercise of options, restricted share units, warrants or rights under the Corporation’s previous or existing equity compensation plans. The plans consist of the 1997 Option Plan, which was submitted for approval to the Corporation’s shareholders and has expired, except for options outstanding, and the 2003 Option Plan which was approved by shareholders on June 19, 2003. The plans also include: the Employee Stock Purchase Plan (“ESPP”), which was approved by shareholders; the Adaytum Plan; and the RSU Plan, which was adopted by the Board on September 25, 2002. Neither the assumption of the Adaytum Plan nor the adoption of the RSU Plan required shareholder approval. No warrants or rights are outstanding under any of the foregoing plans.

	(a)		(b)		(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or exchange of RSUs		Weighted-Average Exercise Price of Outstanding Options / Weighted Average Grant Price of RSUs		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))

Equity compensation plans approved by
shareholders
2003-2008 Stock Option Plan(1)	4,959,935		$34.57		206,600
1997-2002 Stock Option Plan(1)	6,080,221		$31.23		Nil
Employee Stock Purchase Plan(2)	--			--	1,813,468 (3)

Total Approved Plans	11,040,156				2,020,068

Equity compensation plans not approved
by shareholders
Restricted Share Unit Plan	42,604	(4)	$37	.05(5)	2,934,874
Adaytum Stock Option Plan	214,931	(6)	$25.95		Nil

Total Unapproved Plans	257,535				2,934,874

Total All Plans (Approved/Unapproved)	11,297,691				4,954,942

(1)	The 1997 Option Plan has expired. Although there are options still outstanding under this plan, no shares are available for issuance under this plan for future grants. The 2003 Option Plan was approved by the shareholders at the 2003 Annual and Special Meeting of Shareholders and additional shares have been reserved with shareholder approval at the 2004 and 2005 Annual and Special Meetings. A request to reserve additional shares under the 2003 Option Plan is proposed at this Meeting.

(2)	Under the terms of the Corporation’s ESPP, purchases occur on the first trading day following the end of each fiscal quarter (“Purchase Period”) at a price equivalent to 90% of the lesser of the TSX average high and low price on (a) the last four (4) trading days of the prior Purchase Period and the first trading day of the Purchase Period, or (b) the last five (5) trading days of the Purchase Period.

(3)	The number of securities indicated represents the number of shares of the Corporation which remain available for future issuance under the ESPP. The ESPP terminates on November 30, 2008.

(4)	The number of securities indicated represents restricted share units granted under the Corporation’s RSU Plan which could be exchanged for shares of the Corporation upon vesting.

(5)	The shares deliverable upon the exchange of RSUs are purchased on the open market by a trustee appointed by the Corporation. The Corporation has not in the past, and does not intend in the future, to pay dividends on the RSUs. RSUs generally vest equally on each of the successive four (4) anniversaries of the date of grant. The RSU Plan terminates on September 30, 2015.

(6)	The number of securities indicated represents Adaytum options assumed by the Corporation under the terms of the Merger Agreement. Option holders consisted of Adaytum employees holding out-of-the money and in-the-money but unvested stock options. The number and grant price of the Adaytum options which rolled over into options to purchase shares of the Corporation’s stock were adjusted based on the fair market value of the Adaytum common shares on January 10, 2003 (the “Effective Date” of the merger), and the average closing price of the Corporation’s shares for the five (5) days prior to the Effective Date. Options will expire no later than eight (8) years from the Effective Date. The Adaytum Option Plan was terminated after the effective date of the Merger Agreement, except in respect of options outstanding at the time of termination.

A description of the features of the 1997 Option Plan, the Adaytum Option Plan and the ESPP is set out in Annexes 1.1, 1.2 and 1.3, respectively.

COMPENSATION OF DIRECTORS

The compensation paid to each of the directors for their duties performed during fiscal year 2006, as well as the aggregate fees for the entire Board, is set out in the below table.

Director	Board Retainer(1)	Supplementary Retainers(2)	Meeting Attendance Fee ($1500/Day)(3)	Other Fees and Benefits(4)	Total Fees Paid in FY06	Distribution of Fees – Cash vs. DSUs

R. Ashe	--	--	--	--	--	--

J. Caldwell	$ 75,000	$ 20,000	$ 40,500	--	$ 135,500	100% DSUs
(Chair of Audit
Committee)

P. Damp	$ 75,000	--	$ 45,000	--	$ 120,000	100% DSUs

P. Ducros	$ 75,000	--	$ 40,500	--	$ 115,500	100% DSUs

R. Korthals	$ 75,000	--	$ 39,000	--	$ 114,000	100% DSUs

J. Perna	--	--	--	--	--	--

J. Rando	$ 75,000	$ 10,000	$ 57,000	--	$ 142,000	100% DSUs
(Chair of HRC)

B. Russell	$ 75,000	--	$ 69,000	--	$ 144,000	100% DSUs

J. Tory	$ 75,000	$100,000	$ 34,500	--	$ 209,500	100% DSUs
(Lead Director)

R. Zambonini	$ 75,000	$175,000	$ 30,000	$42,326	$ 322,326	69% Cash
		(Board Chair)				31% DSUs

TOTAL	$600,000	$305,000	$355,500	$42,326	$1,302,826	$1,080,500 DSUs
$222,326 Cash

(1)	$50,000 of the Board Retainer is paid in DSUs. Following the upcoming Meeting and in accordance with the resolution of the Board adopted in June 2005, the Board Retainer for fiscal year 2007 will be increased from $75,000 to $100,000 of which $75,000 will be paid in DSUs. The remainder of the Board Retainer is paid in DSUs or cash, as elected by the individual director.

(2)	$50,000 of the Board Chair Retainer is paid in DSUs. The Board Chair Retainer will be increased for fiscal year 2007 from $175,000 to $200,000 of which $75,000 will be paid in DSUs. $50,000 of the Lead Director Retainer is paid in DSUs. The Lead Director retainer will be increased for fiscal year 2007 from $100,000 to $125,000 of which $75,000 will be paid in DSUs. The remainder of Chair and Lead Director Retainers are paid in DSUs or cash, as elected by the Chair and Lead Director. The Retainers for the Committee Chairs are paid in cash, unless the Chair elects to be paid in DSUs.

(3)	Attendance fees are paid for in person attendance and attendance by telephone. They are paid in cash unless a director has elected to be paid in DSUs.

(4)	This amount is comprised of medical benefits, life insurance, auto lease payments, annual golf club dues and other perquisites.

A deferred share plan for non-employee directors (“DSU Plan”) was first adopted in April 1999. A DSU is a unit, equivalent in value to a share of the Corporation, credited by means of a bookkeeping entry in the books of the Corporation to an account in the name of the non-employee director. DSUs represent the variable (at risk) component of the directors’ compensation. At the end of the director’s tenure, the director must redeem the DSUs and, at the option of the Corporation, is either (i) paid the market value of the shares represented by the DSUs, or (ii) receives the whole number equivalent of the number of DSUs in shares of the Corporation purchased on the open market. A retiring director may redeem DSUs on or before December 15th of the calendar year commencing after his or her retirement. In 2005, the Board amended the DSU Plan to (i) eliminate the granting of 5,000 DSUs to a director upon commencing service on the Board and (ii) reduce the mandatory holding requirement from 15,000 DSUs to 5,000 DSUs (which must be attained within three (3) years of the director commencing service on the Board). The Board believes that the reduction in the holding requirement is sufficiently counterbalanced by the elimination of the initial DSU grant and that the lower 5,000 DSU holding requirement continues to constitute a substantial at risk investment in the Corporation. See “ELECTION OF DIRECTORS” for the number of DSUs held by each nominee for director.

Non-employee directors hold stock options that are currently exercisable or exercisable within 60 days from the Record Date (“Exercisable Optioned Shares”) as indicated in the notes to the table appearing in “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”. The following table sets out, for each of the non-employee directors, the grant date and exercise price for those Exercisable Optioned Shares. All options granted vest immediately on the date of grant, continue as long as the grantee is a director and expire in any event on the eighth (8th) anniversary of the date of grant. Options are no longer awarded as part of director compensation.

	June 25,	March 14,	April 11,	June 28,	Dec. 26,	April 29,
Grant Date /	1999 /	2000 /	2000 /	2001 /	2001 /	2002 /
Exercise Price(1)	$14.32	$44.44	$47.05	$21.22	$32.51	$32.45	Total

J. Caldwell		20,000	2,000	3,000			25,000
P. Damp							0
P. Ducros			2,000	3,000			5,000
R. Korthals	4,000		2,000	3,000			9,000
J. Perna							0
J. Rando							0
B. Russell					10,000		10,000
J. Tory	4,000		2,000	3,000			9,000
R. Zambonini			100,000			120,000	220,000

TOTAL	8,000	20,000	108,000	12,000	10,000	120,000	278,000

(1)	Options are granted in Canadian dollars. Exercise prices shown in U.S. dollars are quoted using the rate of exchange as of the Record Date.

All stock options referred to above were awarded under the 1997 Option Plan. Non-employee directors are not eligible to receive stock options under the 2003 Option Plan.

Directors’ and Officers’ Indemnification

In July 2006, the Corporation entered into new Indemnification Agreements with its directors and officers. Pursuant to the agreements, the Corporation indemnifies each director and officer of the Corporation against liability resulting from any civil, criminal or administrative action or proceeding to which that person is made a party by reason of being, or having been, a director or officer of the Corporation (including an action by or on behalf of the Corporation). The indemnity does not apply to expenses incurred by a director who (i) has not acted honestly and in good faith with a view to the best interests of the Corporation, and (ii) does not have reasonable grounds for believing that his or her conduct was lawful, in the case of a criminal or administrative proceeding enforced by a monetary penalty. The indemnity does not apply to expenses incurred by an officer (i) based on the officer’s gross negligence or willful misconduct and (ii) who does not have reasonable grounds for believing that his or her conduct was lawful, in the case of a criminal or administrative proceeding enforced by a monetary penalty.

During the year ended February 28, 2006, the Corporation carried directors and officers’ liability insurance coverage with an aggregate policy limit of approximately $28 million with no deductible for directors or officers. The Corporation paid the annual premium for this coverage of approximately $544,000. The negotiation of terms and conditions of this coverage was supervised and terms approved by the Corporate Governance and Nominating Committee of the Board with the advice of Management, the Corporation’s insurance brokers and U.S. and Canadian legal counsel retained by the Committee.

CORPORATE GOVERNANCE

Statement of Corporate Governance Practices

Overview

In June 2005, the Canadian Securities Administrators’ National Instrument 58-101 (Disclosure of Corporate Government Practices) and National Instrument 58-201 (Corporate Governance Guidelines) effectively replaced the corporate governance guidelines previously established by the TSX. The Board continues to monitor its governance practices on a regular basis through its Corporate Governance and Nominating Committee in light of these National Instruments, current best practices and other applicable requirements, including those issued by the SEC and by Nasdaq in response to the Sarbanes-Oxley Act of 2002. The Corporation is satisfied that its governance practices are consistent with the new National Instruments and comply with other applicable requirements. A comparison of the Corporation’s governance practices against those of its peers can also be found by reference to its ratings performed by ISS (Corporate Governance Quotient) and the Government Metrics International (Accountability Rating).

In fiscal year 2004, the Corporation implemented a number of governance measures seeking to improve its practices or in compliance with applicable regulatory requirements. Those measures included: the establishment of a Lead Director role, a revision of the Board Mandate to outline additional responsibilities for individual directors, the elimination of the Corporation’s ‘blank cheque’ preferred share provisions in its Articles of Incorporation, the establishment of a requirement to rotate its lead audit partner at least once every five (5) years and the implementation of the practice of making an annual determination as to the independence of individual Board members and the financial expertise of members of the Audit Committee. In 2006 and as outlined below, the Board of Directors adopted a majority vote policy for the election of directors at annual general meetings.

National Instrument 58-101 Disclosure

The corporate governance disclosures required by National Instrument 58-101 are set out in Annex 3 of this Proxy Statement.

Election of Directors – Majority Vote Policy

In April 2006, the Board approved a policy that requires a director to offer to resign if that director receives more “Withhold” votes cast than “For” votes cast during an uncontested election of directors. Pursuant to the policy, the director must offer the resignation promptly and in any event on or before ninety (90) days following the final certification of the shareholders report being received by the Corporation. As soon as reasonably possible after receipt of the resignation, the independent directors of the Board, excluding the resigning director(s), will consider and decide whether to accept or reject the resignation. If there are fewer than three (3) independent directors who have received more “For” votes cast than “Withheld” votes cast, then all directors may participate in the decision whether to accept or reject the resignation(s). The decision regarding the acceptance or rejection of the resignation, including the underlying reasons for the decision, will be publicly disclosed.

Decisions Requiring Board Approval

In addition to those matters which must by law be approved by the Board, management is also required to seek Board approval for any disposition, commitment, venture, or significant expenditure in either monetary or business terms. Changes in senior management are reviewed by the Human Resources & Compensation Committee, and then referred to the Board for final disposition.

Expectations of Management

The Board expects management of the Corporation to effectively manage its business in accordance with the strategic and policy directions approved by the Board. Management is expected to fully inform the Board of its performance in relation to those plans and any events that may affect those plans, and propose to the Board remedial or alternate actions.

Ethical Business Conduct

The Corporation has adopted a written Code of Business Conduct and Ethics (the “Code”) which governs the behavior of directors, officers, and employees of the Corporation. The Code includes provisions required by the rules promulgated under the Sarbanes-Oxley Act of 2002 and Nasdaq to be included in a Code of Ethics applicable to the Corporation’s directors, Chief Executive Officer and senior financial officers.

The Board, through its Human Resources and Compensation Committee, monitors compliance with the Code and reviews the Code annually. The following measures have been implemented in an effort to monitor compliance: (i) approximately 900 employees of the Corporation are required to certify their compliance with the Code on an annual basis; (ii) all employees are reminded by management, on a quarterly basis, of their obligation to comply with the Code; and (iii) a confidential, anonymous, web-based reporting system is available to all employees so that they may file a report regarding, among other things, any suspected breach of the Code.

Any amendments or waivers to the Code granted to the Corporation’s principal executive officer, principal financial officer, principal accounting officer, controller or person serving similar functions will be reviewed and approved by the Board, and to the extent required under applicable laws or regulations, any deviations from or amendments to the Code will be publicly disclosed. The Code may be accessed electronically at www.cognos.com.

Whistleblower Policy Initiative

Among the principles set out in the Code is the Corporation’s commitment to conducting its business in accordance with the highest ethical and professional standards. This includes financial reporting that is full, fair, and accurate and which adheres to the words and intent of GAAP in the United States and Canada. The Corporation encourages all employees to raise any questions or concerns that they may have regarding accounting, internal accounting controls, or auditing, as well as any other known or suspected violation of the Code. Concerns may be raised orally or in writing, and may be directed to an employee’s supervisor, appropriate management representative, Vice President, Corporate Human Resources or the Chief Legal Officer. All reports are treated confidentially. The Corporation also has a confidential, anonymous reporting system which is web-based and available to all employees.

Business Practices Certifications

On a quarterly and annual basis, the Corporation requires certain employees, involved in the process of preparing and reviewing its financial statements and regulatory filings with securities regulators, to execute certifications in support of the certification obligations of the Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002. This certification process is part of an extensive due diligence process conducted by the Corporation in support of its reporting obligations under that legislation. Also, on an annual basis, and as part of the Business Practices Certification required by the Code, the Corporation requires senior employees and employees involved in customer-facing activities to certify their compliance with the Foreign Corrupt Practices Act in the U.S. and the Corruption of Foreign Public Officials Act in Canada.

Insider Trading Policy

The Corporation has adopted a written Insider Trading Policy which governs the conduct of directors, officers and employees of the Corporation with respect to the possession and use of material information about Cognos or another organization that has not been disclosed or released to the general public. The policy sets out specific prohibitions relating to activities and practices involving material information and sets out procedures for insiders to: (a) be identified, (b) acknowledge their obligations under the policy, (c) advise the Chief Legal Officer of their intentions to trade in the Corporation’s stock and (d) comply with ‘trading windows’ and ‘quiet periods’. The Corporation’s Chief Legal Officer administers the policy. The Corporation has adopted what it believes to be a conservative trading window for insiders – closing on the second to last day of the second month of any quarter (prior to any internal release of information relating to that month) and opening at the start of the third trading day following the public release of its financial results for that quarter. The Corporation also imposes special trading blackouts on personnel with knowledge of material transactions or material information on an as required basis.

Communications Policy

In response to Regulation FD promulgated by the SEC, as well as other related regulatory initiatives in the U.S. and Canada, the Corporation has adopted a Disclosure Policy which reflects its commitment to provide timely and accurate corporate information to investors, including shareholders, and to the general public in accordance with applicable law. The policy sets out the procedures to be followed in communicating with investors, analysts and the media, including analyst conferences via webcast over the Internet.

Disclosure Committee

The Corporation’s Disclosure Committee, consisting of representatives from the Legal, Finance, Corporate Relations, Human Resources, Public Relations and Internal Control functions, meets at least quarterly to review the Corporation’s disclosure practices and to monitor and discuss events within the Corporation which may be the subject of a disclosure obligation.

Shareholder Feedback

Inquiries from shareholders are responded to by the Vice President, Corporate Relations, the Secretary, or another appropriate officer of the Corporation. The Corporation’s Chief Executive Officer and Chief Financial Officer generally conduct quarterly earnings conference calls with industry analysts that are webcast over the Internet and are accessible to all investors for a period of time from the Corporation’s investor relations web page at www.cognos.com. Any shareholder can communicate with the Board by either (a) mail or delivery marked to the attention of the ‘Office of the Corporate Secretary – Board of Directors’ Communication’ at the address set out on the first page of this Proxy Statement or (b) e-mail addressed to BoardofDirectors@cognos.com. These communications are reviewed by the Secretary of the Corporation and directed to the appropriate committee or member of the Board.

Director Nomination Transparency

The Corporate Governance & Nominating Committee (“CGC”) of the Board assesses the need for additional directors on a regular basis and retains advisors to assist it in that regard. The CGC’s objective is to have a Board of the highest caliber with diverse backgrounds, experience, strengths and competencies. In evaluating the suitability of new nominees (“Nominees”), the CGC takes into account many factors, including: understanding of the Corporation’s business, technology and marketplace; general understanding of marketing, finance, law and other disciplines relevant to a large publicly traded company’s success; educational and professional background; personal accomplishment and attributes; and cultural and gender diversity. The CGC evaluates each individual Nominee in the context of the overall Board and its current competencies, with the objective of maintaining or augmenting its competencies and overall strengths. The CGC has identified the following criteria to guide the CGC in selecting Nominees:

•	Nominees should have high ethical character, and personal and professional reputations that complement and enhance the image and standing of the Corporation;

•	Each Nominee should have the ability to exercise sound, independent business judgment;

•	The CGC should generally seek Nominees that include current and/or former executive officers and/or directors of companies and leaders of major organizations, demonstrating a public image and adherence to principles consistent with those of the Corporation;

•	The CGC should seek Nominees who are recognized for their professional excellence or as leaders in their respective fields, particularly in areas relevant to the Corporation such as software, research and development, sales, marketing, finance, human resources, governance and law;

•	Nominees should, in the aggregate, have varied educational and professional backgrounds to provide meaningful counsel to management;

•	Nominees should have a commitment to (a) prepare for, regularly attend and actively participate in, meetings of the Board and (b) understand the Corporation, its business and its industry;

•	Nominees should understand and be committed to the Board and Committee Mandates of the Corporation including the requirements of the Board Mandate that directors should (a) generally not serve on the Board of more than 6 publicly traded companies and should have sufficient time to devote to the Corporation; (b) generally be under the age of 75; and (c) be dedicated to attending the requisite director continuing education;

•	The CGC must adhere to any requirements applicable to the Corporation relating to director independence and financial literacy and expertise and should ensure that Nominees do not have any real or apparent conflicts of interest in serving as a director; and

•	Where possible, the CGC should seek to satisfy the foregoing criteria while at the same time fostering gender and cultural diversity on the Board.

The foregoing criteria may, from time to time, be changed by the CGC to reflect a change in circumstances.

Shareholders wishing to suggest Nominees to the CGC may do so by submitting the Nominee’s name, experience and other relevant information to the Cognos Corporate Governance & Nominating Committee, C/O the Senior Vice-President, Chief Legal Officer and Secretary, 3755 Riverside Drive, P.O. Box 9707, Station T, Ottawa, Ontario, Canada, K1G 4K9 or by e-mail addressed to BoardofDirectors@cognos.com. The Committee applies the same criteria to all Nominees irrespective of the source of such Nominee.

AUDITOR INDEPENDENCE

Audit Committee

The Audit Committee is directly responsible for the appointment (subject to shareholder ratification), compensation, and oversight of the Auditors, who report directly to the Audit Committee. (See “THE BOARD, BOARD COMMITTEES, AND MEETINGS – Audit Committee”) Ernst & Young LLP served as the Auditors of the Corporation for the recently completed fiscal year.

Fees Paid To The Independent Auditors

As required by the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee has an extensive Pre-Approval Policy for Audit and Non-Audit Services (“Policy”) to ensure that all services provided by the Auditor are approved in advance by the Committee. In determining whether the provision of any services by the Auditor impairs its independence, the Policy provides that the Audit Committee will be guided by the following principles:

(a)	The Auditor cannot perform services that are prohibited by law or regulation;

(b)	The Auditor cannot audit its own work;

(c)	The Auditor cannot function as part of management or as an employee of the Corporation; and

(d)	The Auditor cannot act as an advocate of the Corporation in any legal, administrative, or regulatory proceedings or investigations.

A complete list of the non-audit services prohibited by the Act and SEC rules is attached to the Policy which also provides specific guidance with respect to the approval of Audit Services, Audit-related Services, Tax Services and Other Services. If the Audit Committee has any doubt regarding the effect of services on the independence of the Auditor, the Policy requires it to deem any such services to be an impairment of Auditor independence.

The Committee reviews and approves specific audit and audit-related services to be provided by the Auditor during the course of the fiscal year. As the scope of those services expands or if further services are required, as required by the Policy, the management of the Corporation submits a written request for approval of such services to the Committee Chair, or to the Committee as a whole, and receives approval to retain such services before they are performed. Any approvals granted by the Committee Chair are reviewed by the Committee at its next meeting. Each request specifies the nature of such services as well as their estimated cost, and is signed by the Controller, Chief Financial Officer and Chief Legal Officer, or their respective delegates.

The following summarizes the fees paid to Ernst & Young LLP for the fiscal years ended February 29, 2004, February 28, 2005 and February 28, 2006:

	2006	2005	2004

Audit Fees	$2,704,283	$3,024,023	$906,348

Audit-Related Fees	$241,639	$664,999	$124,904

Tax Fees	$9,008	$74,904	$754,831

Other	$0	$0	$0

Total Fees	$2,954,930	$3,763,926	$1,786,083

Audit Fees for fiscal year 2006 are for those services that are required to complete an attest audit in accordance with prevailing standards, and include (i) the audit of the annual consolidated financial statements of the Corporation for the fiscal year ended February 28, 2006; (ii) reviews of the unaudited interim financial statements included in the Corporation’s Form 10-Q filings for the fiscal year ended February 28, 2006; (iii) audits of individual statutory financial statements; and (iv) the provision of consent letters. Audit Fees for fiscal year 2006 were lower than in fiscal year 2005 because of the increased costs in fiscal year 2005 attendant to the initial performance of an audit of the Corporation’s internal controls over financial reporting as required by the Act. The decrease in Audit fees for fiscal 2006 is the result of efficiencies effected in the internal control audit. The Corporation does not anticipate that audit fees will decrease significantly, if at all, in future years.

Audit-Related Fees are primarily (i) accounting consultations not necessary to render audit opinions and (ii) attest services not required by statute or regulation. Audit related fees in fiscal year 2006 decreased compared to the fees incurred in the prior fiscal year primarily because the Corporation incurred additional fees in fiscal year 2005 in connection with merger and acquisition activities that did not occur to the same extent in fiscal year 2006.

Tax Fees are for all services performed by the Auditor’s tax personnel excluding audit and audit-related fees. The Policy specifically prohibits the Auditor from carrying out strategic tax planning and is limited to tax compliance or tax advice. The amounts paid in respect of Tax Fees continued to decrease sharply over the recently completed fiscal year, reflecting the full impact of the Corporation’s general practice not to engage the Auditor to perform any tax-related activities except those pertaining directly to its audit activities. The Tax Fees noted related to matters of tax compliance or tax advice and did not contravene the Policy.

Other Services.    During fiscal year 2006, the Auditors did not perform any professional services that are prohibited pursuant to the Act and its rules.

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of independent directors as currently defined in National Instrument 58-101, SEC Rules and Nasdaq listing standards. The Audit Committee operates under a written mandate which is set out in Annex 2 of this Proxy and has a Standing Agenda that enables it to annually address and discuss all matters within the Committee’s purview.

The Audit Committee meets on a regular basis with the Corporation’s Auditors without any members of management present, and receives regular updates from the Corporation’s management.

The Audit Committee has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended February 28, 2006. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Public Accounting Oversight Board Interim Standard AU 380, Communication with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young LLP their independence and considered the compatibility of non-audit services with the Auditors’ independence. In a further effort to implement its commitment to good corporate governance practices, particularly with respect to Auditor independence, the Audit Committee mandate was updated in 2004 to require a rotation of the lead audit partner at least once every five (5) years (See “AUDITOR INDEPENDENCE”).

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006 and that Ernst & Young LLP be appointed Auditors of the Corporation for 2007.

The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

John E. Caldwell (Chair) Paul D. Damp Pierre Y. Ducros Janet R. Perna William V. Russell

ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS FOR THE CORPORATION’S 2007 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at the Corporation’s principal executive offices no later than the close of business on February 5, 2007. The Corporation may omit from next year’s proxy statement any proposal not received by the stipulated date.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC Rules permit management to vote proxies in its discretion if the Corporation receives notice of the proposal before the close of business on January 15, 2007 and advises shareholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter.

Notices of intention to present proposals at the fiscal 2007 Annual Meeting should be addressed to The Secretary, Cognos Incorporated, 3755 Riverside Drive, P.O. Box 9707, STN. T, Ottawa, Ontario, Canada, K1G 4K9. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Human Resources & Compensation Committee Report on Executive Compensation”, “Audit Committee Report” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

SHAREHOLDERS SHARING THE SAME ADDRESS

The Corporation has adopted a procedure called “householding”, which has been approved by the SEC. Under this procedure, the Corporation is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless the Corporation has received contrary instructions from an affected shareholder. This procedure reduces the Corporation’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Corporation will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call the Corporation at 3755 Riverside Drive, P.O. Box 9707, STN. T, Ottawa, Ontario, Canada, K1G 4K9 (613) 738-1440. If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Computershare at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 (800) 564-6253. You will be removed from the householding program within 30 days of receipt of revocation of your consent. Any shareholders of record who share the same address and currently receive multiple copies of the Corporation’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, should write or call the Corporation at 3755 Riverside Drive, P.O. Box 9707, STN. T, Ottawa, Ontario, Canada, K1G 4K9 (613) 738-1440 to participate in the householding program. A number of brokerage firms have instituted householding. If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Proxy Statement have been approved by the Board of Directors of the Corporation.

DATED at Ottawa this 7th day of September, 2006.

Ron Zambonini Board Chair

RESOLUTION A

APPROVAL OF AMENDMENTS TO
THE COGNOS INCORPORATED 2003-2008 STOCK OPTION PLAN (“PLAN”)

The shareholders of the Corporation will be asked to approve the following resolution:

RESOLVED THAT:

(i)	An additional 2,000,000 common shares of the Corporation be reserved for awards pursuant to the Plan and Section 4B of the Plan be amended to read as follows:

4B. The aggregate number of Common Shares which may be issued under the Plan is 7,360,000, subject to adjustment as provided in paragraph 14. The foregoing number of shares is anticipated to be sufficient for the Corporation’s requirements for the period ending July 1, 2007. Subject to prior applicable regulatory approval, it is intended that additional shares will be issued under the Plan but only after the issuance of such shares is approved at a duly convened meeting of shareholders.

(ii)	The expiry date of the Plan be extended from July 1, 2008 to June 30, 2016 and Section 5B of the Plan be amended to read as follows:

5B. If the approval of shareholders to extend the term of this Plan is not obtained prior to June 30, 2016, this Plan will expire on that date (except as to Options outstanding on that date).

(iii)	The “closing price” on Nasdaq be used in determining “fair market value” rather than “the average of the closing bid and asked prices on the Nasdaq” and Section 6D of the Plan be amended to read as follows:

6D. For the purposes of the Plan, “fair market value” on any particular day shall be determined at the close of business on the last trading day preceding the date an Option is granted and shall mean, (a) the closing price of the Common Shares on the Toronto Stock Exchange, or if none is available then (b) the closing price on the Nasdaq Stock Market. If the Common Shares are not publicly traded at the time an Option is granted, “fair market value” shall be deemed to be the fair value of the Common Shares as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length.

(iv)	The maximum permissible term for an option under the Plan be “6 years” rather than “5 years”; the Plan permit the Human Resources and Compensation Committee to change the expiry date of an Option if the Option expires during a period when the Participant is prohibited by the Corporation from trading in Common Shares pursuant to its policies; and Section 7 of the Plan be amended to read as follows:

7. Each Option shall expire on the date (“Expiry Date”) specified by the Committee and set out in, or determined in accordance with, the instrument granting the Option (“Option Agreement”). The Expiry Date shall not be more than six (6) years from the date of Option grant unless the Expiry Date occurs during, or within ten (10) business days following, a period when the Participant is prohibited by the Corporation from trading in Common Shares pursuant to its policies (a “Blackout Period”). In such circumstances, the Committee may, in its discretion, change the Expiry Date of the Option to a date which is no more than ten (10) business days immediately following the end of the Blackout Period (“Blackout Extension Period”).

(v)	Section 17 “Term and Amendment of Plan” be amended to provide specific details relating to the ability of the Human Resources and Compensation Committee’s right to amend the Plan with or without shareholder approval and to read as follows:

17. TERM AND AMENDMENT OF PLAN. The Board may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market), if any, that require the approval of shareholders or any governmental or regulative body. However, except as expressly set forth herein, no action of the Committee, Board or shareholders shall alter or impair the rights of a Participant without the consent of the affected Participant, under any Option previously granted to the Participant. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market);

(c)	amendments necessary in order for awards to qualify for favorable treatment under Sections 162(m) or 422 of the Code, or any successor provisions;

(d)	amendments respecting administration of the Plan;

(e)	any amendment to the vesting provisions of the Plan or any Option;

(f)	any amendment to the early termination provisions of the Plan or any Option, whether or not such Option is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date;

(g)	any amendment to the termination provisions of the Plan or any Option, other than an Option held by an Insider in the case of an amendment extending the term of an Option, provided any such amendment does not entail an extension of the expiry date of such Option beyond its original expiry date;

(h)	the addition of any form of financial assistance by the Corporation for the acquisition by all or certain categories of Participants of Common Shares under the Plan, and the subsequent amendment of any such provision;

(i)	the addition or modification of a cashless exercise feature, payable in cash or Common Shares, which provides for a full deduction of the number of underlying Common Shares from the Plan reserve;

(j)	amendments necessary to suspend or terminate the Plan; and

(k)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

Shareholder approval will be required for the following types of amendments:

(i)	amendments to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

(ii)	any amendment to Section 7 of the Plan that increases the length of the Blackout Extension Period;

(iii)	any amendment which would result in the exercise price for any Option granted under the Plan being lower than the fair market value of the Common Shares at the time the Option is granted;

(iv)	any amendment which reduces the exercise price or purchase price of an Option;

(v)	any amendment extending the term of an Option held by an Insider beyond its original expiry date except as otherwise permitted by the Plan;

(vi)	the adoption of any option exchange scheme involving Options; and

(vii)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

In the event of any conflict between subsections (a) to (k) and subsections (i) to (vii), above, the latter shall prevail to the extent of any conflict.

RESOLUTION B

APPROVAL OF AMENDMENT OF
COGNOS EMPLOYEE STOCK PURCHASE PLAN (“PLAN”)

The shareholders of the Corporation will be asked to approve the following resolution:

RESOLVED THAT:

Section 12 “Amendment of Plan” be added to the Plan to provide specific details relating to the ability of the Human Resources and Compensation Committee’s right to amend the Plan with or without shareholder approval and to read as follows:

12. AMENDMENT OF PLAN. The Human Resources and Compensation Committee of the Board of Directors may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market), if any, that require the approval of shareholders or any governmental or regulative body be obtained. Without limiting the generality of the foregoing, the Committee may make the following types of amendments to the Plan without seeking shareholder approval:

(a)	amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market);

(c)	amendments respecting administration of the Plan;

(d)	any amendment to the definition of “Employee” or otherwise relating to the eligibility of any Employee;

(e)	amendments necessary to suspend or terminate the Plan; and

(f)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

Shareholder approval will be required for the following types of amendments:

(i)	amendments to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

(ii)	any amendment which would result in an increase in the discount of 10% contained in Section 4 or provide a longer look-back period in Section 4 for the purposes of determining the Purchase Price; and

(iii)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and the NASDAQ Stock Market).

In the event of any conflict between subsections (a) to (f) and subsections (i) to (iii), above, the latter shall prevail to the extent of any conflict.

ANNEX 1

COGNOS INCORPORATED
2003-2008 STOCK OPTION PLAN
(Adopted by the Cognos Board of Directors May 1, 2003, approved by the Shareholders on June 19, 2003 and by the TSX. Amendment approved by Cognos Board of Directors on June 22, 2004 and
Shareholders on June 23, 2004 and by the TSX. Further amendment approved by Cognos Board of Directors on April 7, 2005 and Shareholders on June 23, 2005 and by the TSX)

1.    PURPOSE

This 2003-2008 Stock Option Plan (the “Plan”) is intended to provide incentives to employees of Cognos Incorporated and any present or future subsidiary of the Corporation wherever located (the “Corporation”), by providing them with opportunities to purchase stock in the Corporation pursuant to stock options (“Options”). Options may qualify as “incentive stock options”, or ISOs, under Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Options that are not ISOs are “non-qualified stock options” or NQOs.

2.    ADMINISTRATION OF THE PLAN

A.    The Plan shall be administered by the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”).

B.    Subject to the terms of the Plan, the Committee shall have the authority to (a) determine the employees of the Corporation and any Subsidiary (from among the class of employees eligible under paragraph 3) to whom Options may be granted; (b) determine the time or times at which Options may be granted; (c) determine (subject to paragraph 6) the option price of shares subject to each Option; (d) determine the limitations, restrictions, and conditions of any grant of Options, including whether any Option granted is an ISO or a NQO; (e) determine (subject to paragraph 8) the time or times when each Option shall become exercisable and the duration of the exercise period; and (f) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it is final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may consider appropriate. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

C.    The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option.

D.    The Board in its discretion may take such action as may be necessary to ensure that Options granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Options may be subject to such other terms and conditions as are necessary to constitute compensation arising from their exercise or disposition (or the disposition of any shares acquired thereunder) as Performance-Based Compensation.

3.    PARTICIPATION

A.    Options may be granted to any employee of the Corporation or any Subsidiary (each recipient of an award a “Participant”). Non-employee directors of the Corporation shall not be eligible to receive Options pursuant to the Plan.

B.     Participation in the Plan is voluntary and is not a condition of employment. No employee of the Corporation shall have any claim or right to be granted Options pursuant to the Plan.

C.     Neither the Corporation nor any Subsidiary assumes any liability for the income or other tax consequences arising from participation in the Plan. Participants should consult their own tax advisors in that respect.

4.     STOCK

A.     All stock issued under the Plan shall be authorized but unissued common shares of capital stock of the Corporation without par value (the “Common Shares”).

B.     The aggregate number of Common Shares which may be issued under the Plan is 5,360,000, subject to adjustment as provided in paragraph 14. The foregoing number of shares is anticipated to be sufficient for the Corporation’s requirements for the period ending July 1, 2006. Subject to prior applicable regulatory approval, it is intended that additional shares will be issued under the Plan but only after the issuance of such shares is approved at a duly convened meeting of shareholders.

C.     If any Option expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased Common Shares subject to that Option shall again be available for grants of Options.

D.     The following restrictions will apply to all grants of Options under the Plan:

(a)    the number of Common Shares reserved for issuance under Options granted to Insiders (having the meaning given to the term “insiders” in the rules of the Toronto Stock Exchange Company Manual relating to changes in capital structure of listed companies in connection with employee stock option and stock purchase plans, options for services, and related matters, as amended (the “TSX Rules”)) or under any other option to purchase shares from treasury granted to Insiders under any other Share Compensation Arrangement (having the meaning given to the term “share compensation arrangement”in the TSX Rules), may not exceed 10% of the number of Common Shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b)    Insiders may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other Share Compensation Arrangement of the Corporation exceeding 10% of the outstanding issue;

(c)     any one Insider and that Insider’s Associates (as that term is defined in the Securities Act (Ontario)) may not, within a 12 month period, be issued a number of Common Shares under the Plan and/or under any other Share Compensation Arrangement of the Corporation exceeding 5% of the outstanding issue; and

(d)     the number of Common Shares reserved for issuance to any one Participant under Options granted under the Plan or under any other option to purchase shares from treasury granted under any Share Compensation Arrangement of the Corporation must not exceed 5% of the outstanding issue, or 4,400,000 shares.

E.     The foregoing limits under this paragraph 4 will be adjusted to reflect any adjustments in the capital of the Corporation as contemplated in paragraph 14.

5.     TERM & EFFECTIVE DATE

A.     This Plan was adopted by the Board on May 1, 2003. No Option may be awarded prior to shareholder approval of this Plan.

B.     If the approval of shareholders is not obtained prior to July 1, 2003, this Plan will expire on that date. Otherwise, this Plan shall expire on July 1, 2008 (except as to Options outstanding on that date).

6.     MINIMUM OPTION PRICE

A.    The price per Common Share specified in the agreement relating to each Option granted under the Plan shall not be lower than 100% of the fair market value of Common Shares on the date of grant, subject to adjustment in accordance with the provisions of paragraph 15 and paragraph 19.

B.     In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, the price per Common Share specified in the agreement relating to each ISO shall not be less than one hundred and ten percent (110%) of the fair market value of Common Shares on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C.     Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Subsidiary, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of US$100,000. The Corporation intends to designate any Options granted in excess of such limitation as NQOs. (To make this calculation the conversion rate used shall be the noon purchase rate for U.S. dollars on the date of grant as published by the Bank of Canada). The foregoing shall be applied by taking Options into account in the order in which they were granted. If the Committee determines to issue an NQO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.

D.     For the purposes of the Plan, “fair market value” on any particular day shall be determined at the close of business on the last trading day preceding the date an Option is granted and shall mean, (a) the closing price of the Common Shares on the Toronto Stock Exchange, or if none is available then (b) the average of the closing bid and asked prices on the Nasdaq Stock Market. If the Common Shares are not publicly traded at the time an Option is granted, “fair market value” shall be deemed to be the fair value of the Common Shares as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length.

7.     OPTION DURATION

Each Option shall expire on the date specified by the Committee, but not more than five (5) years from the date of grant. The term of each Option shall be set out in the instrument granting the Option (“Option Agreement”).

8.     WHEN OPTION BECOMES EXERCISABLE

Each Option shall be exercisable as follows:

A.     The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify. Any reference to an Option in this Plan includes any installment of that Option.

B.     Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option.

C.     Subject to such trading restrictions as may be imposed by the Corporation from time to time, each Option may be exercised at any time or from time to time for up to the total number of Common Shares with respect to which it is then exercisable.

D.     In addition to specific instances provided in the Plan, the Committee shall have the right to accelerate the date of exercise of any Option or installment thereof. The date of exercise of any ISO (which has not previously been converted to an NQO pursuant to paragraph 19) may be accelerated only if that acceleration does not violate the annual vesting limitation set out in paragraph 6(C).

9.     TERMINATION OF EMPLOYMENT

A.     If a Participant ceases to be employed by the Corporation or any Subsidiary, other than by reason of “retirement” as defined in paragraph 10, death or for “cause” as defined in this paragraph 9, then, effective on the date that termination becomes effective (“Without Cause Termination Date”), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion) on the Without Cause Termination Date, at any time on or before the earlier of: thirty (30) days from the Without Cause Termination Date or on the specified expiration date of the Option.

B.     Employment shall be considered as continuing uninterrupted during (a) any bona fide leave of absence (such as governmental service) or period of long term disability, on the condition that the period of such leave of absence does not exceed ninety (90) days, or (b) any period of long-term disability or, (c) any period during which a Participant’s right to re-employment is guaranteed by statute or contract. A bona fide leave of absence in excess of ninety (90) days, taken with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Subsidiary to continue the employment of the Participant after the approved period of absence.

C.     Nothing in the Plan shall give any Participant the right to be retained in employment by the Corporation for any period of time, nor shall it interfere with the right of the Corporation to terminate the employment of any Participant, with or without cause. Options granted under the Plan shall not be affected by any change of employment within or among the Corporation, so long as the Participant continues to be an employee of the Corporation.

D.     If the employment of a Participant is terminated for “cause”, any Option or installment thereof shall terminate the last day of employment with the Corporation and shall thereafter not be exercisable, except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion). “Cause” shall mean conduct recognized by the laws applicable to the Participant as constituting just or proper cause for dismissal without compensation. In granting any Option (including any NQO), the Committee may specify that the Option shall be subject to the restrictions set forth herein, or to such other termination or cancellation provisions as it may determine.

10.     RETIREMENT

If a Participant whose age and aggregate number of years of service with the Corporation totals 75 or greater, ceases to be employed by the Corporation without cause and with the intent of ceasing full-time employment with any party (the combination of the foregoing factors and such additional factors as the Committee in its sole discretion may from time to time determine constituting “Retirement” for purposes of this Plan), except to the extent the Committee accelerates the right of the Participant to exercise an Option (in its sole and absolute discretion), no further installments of an Option will become exercisable, and the Participant may exercise the Option to the extent the Participant could have exercised it on the date employment ceases, at any time on or before the earlier of: (i) the second (2nd) anniversary of that date, and (ii) the date that the Option expires pursuant to Paragraph 7. If the Participant dies or is incapacitated during that period, then the personal representatives of the Participant may exercise the foregoing rights.

11.    DEATH

If a Participant ceases to be employed by the Corporation or any Subsidiary by reason of death, (i) all Options granted to the Participant shall become exercisable immediately prior to the death of the Participant, and (ii) the estate, personal representative or beneficiary of the Participant who has acquired the Options by will or by the laws of the descent and distribution, may exercise the Options to the extent the Participant could have exercised them, at any time on or before the earlier of: (a) the first (1st) anniversary of the date of the Participant’s death if the Participant is an executive officer, (b) the second (2nd) anniversary of the date of the Participant’s death for all other Participants or (c) the specified expiration date of the Option.

12.    ASSIGNABILITY

No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution, and Options shall be exercisable during the lifetime of the Participant only by the Participant.

13.     TERMS AND CONDITIONS OF OPTIONS

A.     Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 and may contain such other provisions, as the Committee deems advisable, which are not inconsistent with the Plan, including restrictions applicable to Common Shares issuable upon exercise of Options.

B.     The Committee may from time to time confer authority and responsibility on one or more of its members or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.     ADJUSTMENTS

Upon the happening of any of the following described events, a Participant’s rights with respect to Options granted hereunder shall be adjusted as follows:

A.     If there is any subdivision or subdivisions of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Corporation to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of a right to receive dividends in the form of shares of the Corporation in lieu of cash dividends declared payable in the ordinary course by the Corporation on its Common Shares), the number of Common Shares deliverable upon the exercise of Options shall be increased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision or stock dividend.

B.     If there is any consolidation or consolidations of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable upon the exercise of Options shall be decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such consolidation.

C.     If there is any reclassification of the Common Shares, at any time a Participant shall accept, at the time of purchase of shares pursuant to the exercise of an Option, in lieu of the number of Common Shares in respect of which the Option to purchase is being exercised, the number of shares of the Corporation of the appropriate class or classes as the Participant would have been entitled as a result of such reclassification or reclassifications had the Option been exercised before such reclassification or reclassifications.

D.     If the Corporation is to be amalgamated or consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Corporation under the Plan (the “Successor Board”), shall, as to outstanding Options, either (a) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding Common Shares in connection with the Acquisition; or (b) upon written notice to participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (c) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

E.     Despite the foregoing, any adjustments made pursuant to subparagraphs A, B, C or D with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a “modification” of those ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for their holders. If the Committee determines that those adjustments would constitute a “modification” of those ISOs, it may, subject to prior applicable regulatory approval, refrain from making such adjustments.

F.     If there is any proposed winding up, dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

G.     Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

H.     No fractional shares shall be issued under the Plan. A Participant will receive cash in lieu of fractional shares.

I.     Upon the happening of any of the foregoing events described in subparagraphs A, B, C or D above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 2, its determination shall be conclusive.

15.     EXERCISE OF OPTIONS

A.     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. The notice shall identify the Option being exercised, specify the number of shares as to which such Option is being exercised, and be accompanied by full payment of the purchase price therefor either (a) in Canadian dollars in cash or by certified cheque, (b) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Shares acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise, or (c) at the discretion of the Committee, by such other method as it deems appropriate, subject to such regulatory approval as may be required. If the Committee exercises its discretion to permit payment of the exercise price of an Option by means of the methods set forth in clauses (b) or (c) above, that discretion shall be exercised in writing at the time of the grant of the Option in question.

B.    The holder of an Option shall not have the rights of a shareholder with respect to the Common Shares subject to Option until the date of issuance of a stock certificate to the Participant for such Common Shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.     CONDITIONS OF EXERCISE

Each Option shall be subject to the requirement that, if at any time the Committee or counsel for the Corporation shall determine, in its reasonable discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any stock exchange or under any applicable law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and counsel for the Corporation.

17.     TERM & AMENDMENT OF THE PLAN

The Board may terminate or amend the Plan in any respect at any time, in accordance with applicable legislation and subject to regulatory approval, if any is required, except that the approval of shareholders is required: (a) to approve the amendment to any material term of an Option, including, without limit, any change to the price of an Option, or (b) to approve the adoption of any option exchange scheme involving Options, or (c) if such approval is required by applicable law or the rules or policies of any stock exchange or inter-dealer quotation system on which the Common Shares are then listed, or (d) if such approval is required for Option awards to qualify for favorable treatment under Sections 162(m) or 422 of the Code, or any successor provisions. No action of the Committee, Board or shareholders shall alter or impair the rights of a Participant, without the consent of that Participant, under any Option previously granted to him.

18.     CONVERSION OF ISOs INTO NQOs

The Committee, at the written request of any Participant, may, in its discretion and subject to such regulatory approval as may be required, take such actions as may be necessary to convert that Participant’s ISOs that have not been exercised on the date of conversion into NQOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Corporation or a Subsidiary at the time of such conversion. Such actions may include, but are not limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO. At the time of conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQOs as the Committee in its discretion may determine, on the condition that those conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have ISOs converted into NQOs, and no conversion shall occur until and unless the Committee takes appropriate action.

19.     APPLICATION OF FUNDS

The proceeds received by the Corporation from the sale of Common Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

20.     GOVERNMENTAL REGULATION

A.     The Corporation’s obligations to sell and deliver Common Shares under this Plan are subject to the approval of any governmental or regulatory authority required in connection with the authorization, issuance or sale of such shares.

B.     Government regulations may impose reporting or other obligations on the Corporation with respect to the Plan. For example, the Corporation may be required to send tax information statements to employees and former employees that exercise Options, and the Corporation may be required to file tax information returns reporting the income received by participants in connection with the Plan.

21.     WITHHOLDING OF ADDITIONAL INCOME TAXES

Upon the exercise of an Option, the making of a Disqualifying Disposition (as defined in paragraph 22) or the vesting or transfer of restricted Common Shares acquired on the exercise of an Option, or the making of a distribution or other payment with respect to such Common Shares, the Corporation may withhold taxes in respect of amounts that constitute compensation included in gross income. The Committee in its discretion may condition (a) the exercise of an Option or (b) the vesting of restricted Common Shares acquired by exercising an Option, on the Participant’s making satisfactory arrangement for withholding. Such arrangement may include payment by the Participant in cash or by cheque (certified in its discretion) of the amount of the withholding taxes or, at the discretion of the Committee, by the Participant’s delivery of previously held Common Shares or the withholding of Common Shares otherwise deliverable upon exercise of an Option having an aggregate fair market value equal to the amount of such withholding taxes.

22.     DISQUALIFYING DISPOSITION BY PARTICIPANT

By accepting an ISO granted under the Plan, each Participant agrees to notify the Corporation in writing immediately after the Participant makes a disqualifying disposition of any Common Shares received pursuant to the exercise of an ISO (a “Disqualifying Disposition”). Disqualifying Disposition means any disposition (including any sale) of such stock on or before the later of (a) two years from the date the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

23.     GOVERNING LAW

The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Province of Ontario, Canada.

ANNEX 1.1

1997-2002 STOCK OPTION PLAN

This Annex 1.1 is not a summary of all of the terms of the 1997 Option Plan. It provides disclosure relating to the 1997 Option Plan as required by the TSX Company Manual.

The 1997 Option Plan expired on May 1, 2002, except as to 5,507,352 options outstanding as of the Record Date under that plan, representing 6.1% of the Corporation’s issued and outstanding shares as of the Record Date. The Human Resources & Compensation Committee of the Board (the “Committee”) administers the 1997 Option Plan. The Committee determined participant eligibility, and prescribes the terms and conditions of the options granted. All employees, directors and consultants of the Corporation and its subsidiaries were eligible to participate and receive options, with or without stock appreciation rights (“SARs”). No officer, director (whether or not an employee), employee or consultant of the Corporation or any subsidiary could be granted options that, together with all of the Corporation’s previously established or proposed share compensation arrangements, could result, at any time, in:

(a)     the number of common shares reserved for issuance to such persons exceeding 10% of the number of common shares outstanding on a non-diluted basis at such time (“outstanding issue”);

(b)     the issue to such persons, within a one (1) year period, of more than 10% of the outstanding issue of common shares; or

(c)     the issue to any one of such persons, within a one (1) year period, of more than 5% of the outstanding issue of Common Shares.

Except for SARs, the exercise price for options cannot be less than 100% of the market price of the common shares on the TSX (or if that price is not available, the price on the Nasdaq Stock Market) on the trading day preceding the date of grant. The only exception is for participants who hold an incentive stock option (“ISO”) and at the time of grant own common shares controlling more than 10% of the combined voting power of the Corporation or any subsidiary. In that case, the exercise price cannot be less than 110% of the market price. Payment of the exercise price must payable by cash, cheque or by such other method as may be authorized by the Committee. The 1997 Option Plan limits the amount of ISOs that may become exercisable under the 1997 Option Plan in any year to US$100,000 for any single participant (based on the fair market value of the stock on the date of grant). The Corporation designated any options granted in excess of that limitation as non-qualified options (“NQOs”). As of the Record Date, the closing market price of the Corporation’s common shares on the TSX was CDN $37.35 and on the Nasdaq Stock Market was U.S. $33.80.

Under the 1997 Option Plan, SARS could be granted in connection with the grant of any option. A SAR is the right to surrender to the Corporation all or a portion of an option in exchange for an amount equal to the excess of (i) the SAR fair market value, as of the date such option is transferred and surrendered, of the common shares subject to that option, and (ii) the SAR fair market value of those common shares as of the day the option was granted. Each SAR is subject to other terms and conditions as the Board determines. SARs are exercisable at the sole discretion of the Committee or otherwise only at the same time, by the same persons and to the same extent that the related option is exercisable. Upon exercise, the corresponding portion of the related option is deemed to be surrendered and canceled. A SAR is transferable only in the manner and to the extent that the related option is transferable. Amounts to which a participant is entitled upon SAR exercise are made in cash. “SAR fair market value” is the average of either, (a) the average of the high and low trading prices of the common shares on the TSX or, if not available then (b) the averages of the closing bid and asked prices on the Nasdaq Stock Market, on the five (5) trading days immediately prior to that day.

Option awards under the 1997 Option Plan will expire 10 years from the date of grant or any shorter period as may be determined by the Committee when granted. Options may either be fully exercisable on the date of grant or may be exercisable in such installments as the Committee may specify. ISOs will expire eight (8) years from the date of grant or any shorter period as may be determined by the Committee when granted. If a participant ceases to be employed by the Corporation other than by reason of disability, death, or for cause (as defined in the 1997 Option Plan), the participant must exercise any exercisable installments of an option within 30 days of ceasing to be an employee. If the employment of a participant is terminated for cause (as defined in the 1997 Option Plan), the right to exercise any option terminates immediately upon discharge. If a participant dies, all options issued to the participant may be exercised by the participant’s estate or representative to the extent the participant could have exercised it on the date of death on the earlier of 180 days from the date of death and the specified expiration date of the option. If a participant ceases to be employed by reason of disability, that participant shall have the right to exercise any option to the extent otherwise exercisable on the date of termination of employment, at any time on or before the earlier of 180 days from the date of termination of employment and the specified expiration date of the option.

The 1997 Option Plan makes provisions for the disposition and adjustment of the number of options granted if there are changes in the Corporation’s corporate or capital structure. Also, if there is an amalgamation, consolidation, or merger of the Corporation with another entity or a sale of all or substantially all of the Corporation’s assets, the Committee or the board of directors of any entity assuming the obligations of the Corporation are to make appropriate provision for outstanding options to be maintained, exercised, or terminated. The 1997 Option Plan contains a provision to automatically accelerate the vesting of options if there is a change of control (as defined in the 1997 Option Plan) in the Corporation. Options are not assignable or transferable except by a participant, during his or her lifetime, or by will or the laws of descent and distribution. Prior to the expiry of the 1997 Option Plan, shares reserved for options which expire unexercised or are cancelled could be reused for additional option grants. The Corporation does not provide any financial assistance for the purchase of common shares under the 1997 Option Plan. The Board may terminate or amend the 1997 Option Plan at any time, but shareholder approval is required for fundamental amendments or actions specified in the 1997 Option Plan, including: (a) any change to the price of an Option, or (b) the adoption of any option exchange program involving options.

ANNEX 1.2

THE ADAYTUM 1999 STOCK OPTION PLAN

This Annex 1.2 is not a summary of all of the terms of the Adaytum Option Plan. It provides disclosure relating to the Adaytum Option Plan as required by the TSX Company Manual.

The Adaytum Option Plan expired on the closing of the Merger Agreement, except as to 170,159 options outstanding as of Record Date under that plan, representing 0.2% of the Corporation’s issued and outstanding shares as of Record Date. The Corporation assumed responsibility for options under the Adaytum Option Plan under the terms of the Merger Agreement. The purpose of the Adaytum Option Plan was to aid in maintaining and developing personnel capable of assuring the future success of Adaytum, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in Adaytum through stock options.

Options granted were either incentive stock options (“ISOs”) or options which do not qualify as ISOs (“NQOs”). Shares were either authorized but unissued common shares, or issued common shares which have been reacquired by the Company. The vesting of options, the term and the causes of cessation of entitlement for option exercises was determined by the Board on a case-by-case basis at the time of grant. Prior to the expiration of the Adaytum Plan, if an option expired or for any reason was terminated or expired unexercised with respect to any shares, such shares could again be available for options.

The board of directors, or a committee of board members appointed by the Board, (the “Board”) administers the Adaytum Plan. ISOs were only to be granted to any full or part-time employee (including officers and directors who are also employees) of Adaytum and of its subsidiaries. Full and part-time employees, members of the Board of Adaytum or one of its subsidiaries who are not also employees, and consultants or independent contractors providing valuable services who were not also employees were also eligible to receive options which do not qualify as ISOs (“NQOs”). A person granted an option could receive additional options provided that such options were to be treated as NQOs to the extent the aggregate fair market value (determined at the time the ISO is granted) of the common shares with respect to which all ISOs are exercisable for the first time by an employee during any calendar year exceeded $100,000.

The option price for all ISOs granted under the Adaytum Option Plan were determined by the Board but could not be less than 100% of the fair market value of the common shares at the date of granting of such option. Notwithstanding any other provision in the Adaytum Option Plan, if at the time of an option grant an optionee owned directly or indirectly 10% of the total combined voting power of all classes of stock, then the price of any ISO could not be less than 110% of the fair market value of the common shares and such option by its terms could not be exercisable after five (5) years from the grant date. The option price for NQOs was also determined by the Board. Fair market value of the common shares was determined by the Board. If on the date of grant of any option, the common shares were not publicly traded, the Board had to make a good faith attempt to satisfy the option price requirement and take such action as it deemed necessary or advisable. Each option and all rights and obligations expire on the date determined by the Board and specified in the option agreement. The Board had no duty to provide terms of like duration for options, but the term of an ISO could not extend more than 10 years from the date of granting and the term of NQOs could not extend more than 15 years from the date of granting.

The Board has full and complete authority to determine any restrictions on the transferability of shares acquired on the exercise of options. No option is transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in the option agreement. During the lifetime of an optionee, the option was exercisable only by such optionee.

The Adaytum Option Plan makes provisions for the disposition and adjustment of the number of options granted if there are changes in the Corporation’s corporate or capital structure. Also, if there is a merger, consolidation or other transaction whereby the Corporate is not the surviving corporation, appropriate adjustments may include adjustments or substitutions in the types of shares that are subject to outstanding options. The Adaytum Option Plan permits the Committee to grant cash bonuses to participants in order to provide funds to pay all or a portion of taxes payable by the participant in connection with the option grants. No further options can be granted under the terminated Adaytum Option Plan, but termination will not, without the consent of the optionee, alter or impair any rights or obligations under any option already granted. The Adaytum Option Plan may be cancelled by the Board without shareholder approval, unless otherwise required by the rules or regulations of any securities commission applicable to the Corporation. No amendment will adversely affect any outstanding option without the consent of the option holder.

ANNEX 1.3

COGNOS EMPLOYEE STOCK PURCHASE PLAN

This Annex 1.3 is not a summary of all of the terms of the ESPP. It provides disclosure relating to the ESPP as required by the TSX Company Manual.

During fiscal year 2006, the Human Resources & Compensation Committee of the Board of Directors approved 2 amendments to the ESPP which were both necessary to implement new stock administration software at the Corporation. The first amendment changed the ESPP so that, while employees can enrol in the ESPP at anytime, their ESPP contributions can only commence upon the beginning of the fiscal quarter following their enrolment. The second amendment changed the manner in which the purchase price of shares under the ESPP is calculated, so that the ‘look back’ (as defined below) was calculated using the lesser of the TSX average high and low price on (a) the last four trading days of the immediately preceding Purchase Period and the first trading day of the Purchase Period or (b) the last 5 trading days of the Purchase Period rather than (a) the first 5 trading days of the purchase period or (b) the last 5 trading days of the Purchase Period. Without these amendments, the new software selected by the Corporation could not properly fulfil the Corporation’s administrative requirements unless costly and custom modifications to the software were undertaken. The Corporation believes that (i) the amendments did not adversely impact the interests of ESPP participants, (ii) the costs of customization were not warranted in light of the nature of the changes required and (iii) the amendments were not material.

The ESPP has a term ending on November 30, 2008 and there are currently 3,000,000 shares reserved for issuance. The ESPP is open to all permanent employees of the Corporation’s group of companies. While a participant can enrol in the ESPP at any time, deductions can only commence at the beginning of a fiscal quarter of the Corporation. As of the Record Date, approximately 3,600 employees of the Corporation were eligible to participate. A participant authorizes the Corporation to deduct an amount per pay period that cannot exceed 5% of his or her annual target salary divided by the number of pay periods per year. Deductions are accumulated during each of the Corporation’s fiscal quarters (“Purchase Periods”). On the first trading day following the end of any Purchase Period, these deductions are applied toward the purchase of Common Shares. The purchase price is 90% of the lesser of the TSX average high and low price on (a) the last four (4) trading days of the immediately preceding Purchase Period and the first trading day of the Purchase Period or (b) the last five (5) trading days of the Purchase Period (the “look-back” ). Accordingly, the purchase price will likely be below the market price at the time of purchase. As of the Record Date, the closing market price of the Corporation’s common shares on the TSX was CDN $37.35 and on the Nasdaq was U.S. $33.80. Participants may withdraw from the ESPP at any time and will receive all deducted amounts not applied to the purchase of shares. No fractional or partial shares are issued. Termination of employment for whatever cause will constitute withdrawal from the ESPP. On termination, no further purchases may be made and all outstanding deductions which have not been applied to purchase shares will be returned to the participants. Purchase rights are not assignable. The ESPP does not contain an amendment provision.

ANNEX 2

AUDIT COMMITTEE MANDATE

1.	ESTABLISHMENT AND PURPOSE

The Board of Directors of Cognos Incorporated (the “Board”) has established an Audit Committee (the “Committee”) to supervise the audit of the Corporation’s financial records as well as to ensure the adequacy and effectiveness of its policies and procedures concerning the Corporation’s financial reporting, internal accounting, financial controls, management information and risk management.

2.	MEMBERS & QUALIFICATIONS

The Board annually will appoint not less than three (3) Directors as members of the Committee. No Director who is also an officer or employee of the Corporation (or any related entity) may be a member of the Committee. The Committee and each member of the Committee must meet the independence and audit committee composition requirements promulgated by any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Corporation, as in effect from time to time. In general, each member of the Committee shall be free of any relationship that could, or could reasonably be perceived to, in the opinion of the Board, interfere with the exercise of independent judgement as a member of the Committee.

All members of the Committee must be able to read and understand fundamental financial statements including the Corporation’s balance sheet, income statement and cash flow statement. At least one member of the Committee must have a professional accounting certification (or equivalent) or comparable experience and background that results in the individual’s financial sophistication (“Accounting or Financial Expertise”). In addition to the foregoing, the composition of the Committee, and qualifications of its members, will comply with such additional requirements as may be imposed by those regulating bodies having jurisdiction over the Corporation.

3.	DUTIES

The Committee will review the relevance and adequacy of this Mandate at least on an annual basis and will provide any recommendations to the Board. The Committee will have the duties set out below, as well as such other duties that are not specified below but are, in the opinion of the Board, consistent with the general purposes of the Committee set out in paragraph 1 and specifically delegated to the Committee by the Board:

(a)	Relations with the Auditor: The Committee will be responsible for the Corporation’s relationship with the Corporation’s external Auditor (the “Auditor”), and in that context will:

•	Be directly responsible for recommending the selection, determining the compensation and carrying out the evaluation and oversight of the Auditor for the purpose of preparing or issuing an audit report or related work. The Auditor shall report directly to the Committee, which shall have the ultimate responsibility and authority to recommend the removal or replacement of the Auditor to shareholders in any notice or proxy statement relating to such actions.

•	Establish procedures with Management and the Auditor to effectively manage the relationship between the Auditor and the Corporation and report to the Board on those activities on a regular basis.

•	Establish procedures to monitor the independence of the Auditor and take the necessary action to eliminate all factors that might impair, or be perceived to impair, the independence of the Auditor. On not less than an annual basis, require the Auditor to submit a formal written statement identifying all relationships between the Auditor and the Corporation consistent with applicable standards and discuss with the Auditor any disclosed relationships or services that may effect its independence. Not less than once every five (5) years, ensure that the Auditor rotates the firm’s lead audit partner(s) assigned to the Corporation’s audit.

•	Establish, monitor and review policies and procedures relating to the review, pre-approval, approval and provision of audit and permitted non-audit services by the Auditor and in general approve and monitor all expenditures or fees relating to the performance of any service by the Auditor or any other audit or non-audit services performed by any other entity. The Committee may delegate this responsibility to one or more members of the Committee as long as any decisions made by such delegates are presented to the next full Committee meeting.

•	Plan steps for an orderly transition to a new Auditor, if required.

•	Provide the Auditor with the opportunity to meet with the Committee or the Board without management present, at each quarterly meeting of the Committee, for the purpose of discussing any issues, which have arisen during that fiscal quarter or any previous fiscal quarter.

(b)	Audit & Financial Reporting: The Committee will be primarily responsible for ensuring, on behalf of the Board, that the Corporation fulfills all of its audit and financial reporting obligations, and in that context will:

•	Review, establish and monitor each annual audit of the Auditor in accordance with a written audit plan. In that context the Committee will, amongst other matters: establish the scope of the audit, establish the Auditor’s fees for the audit and monitor the progress of the audit.

•	Review with Management and the Auditor the quality and acceptability of the Corporation’s critical accounting policies and any proposal for changes to them.

•	Review with Management and the Auditor the presentation and impact of significant risks and uncertainties associated with the business of the Corporation, all alternative treatments of financial information within GAAP that have been discussed with Management, the material assumptions made by management relating to them and their effect on the financial statements of the Corporation.

•	Question Management and the Auditor regarding financial reporting issues discussed during the fiscal period.

•	Review any problems experienced by Auditors in performing audits.

•	Review and discuss the audited annual financial statements in conjunction with the Auditor and review with Management all significant variances between comparative reporting periods.

•	Review all other material written communications between the Auditor and Management, including the post audit or management letter containing the recommendations of the Auditor, Management’s response and, subsequently, follow-up identified weaknesses.

•	Engage the Auditor to review all interim financial statements before release to public and regulatory authorities.

•	Review and discuss the Auditor’s report and the related MD&A for the audited annual and interim financial statements with Management and the Auditor.

•	Review with representatives of management and representatives of the Auditor all public disclosure documents containing audited or unaudited financial information before release including (without limitation): any earnings press releases, Prospectus, Annual Report, Proxy Statement, Forms 10-Q and 10-K and or any other documents required to be filed with regulatory agencies and, where appropriate, make recommendations or reports thereon to the Board.

•	Review with Management the Corporation’s relationship with regulators and the timeliness and accuracy of Corporate filings with regulatory authorities.

•	Discuss the effect of off-balance-sheet transactions, arrangements, obligations (including contingent liabilities) and other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Corporation’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues and expenses.

•	Review with Management all related party transactions and ensure the development of policies and procedures related to those transactions.

•	Review with the Chief Legal Officer of the Corporation any actual or anticipated litigation or other legal events that could have a material effect on the Corporation’s financial statements.

•	Review with Management and the Auditor any correspondence with regulators or governmental agencies, employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

(c)	Internal Controls: The Committee will oversee the design and implementation of an effective system of internal controls, and will:

•	Establish, monitor and review policies and procedures for internal accounting, financial control and management information (“Internal Controls”).

•	Consult with the Auditor regarding the adequacy the Corporation’s Internal Controls and review with the Auditor its report on Internal Controls.

•	Review with Management its philosophy with respect to Internal Controls and, on a regular basis, address any perceived shortcomings in those Internal Controls.

•	Obtain from Management adequate assurances that all statutory payments and withholdings have been made.

•	Review any proposal by management to establish an internal audit function and establish policies and procedures to enhance the effectiveness of that function.

•	Review the Auditor’s Internal Control report, (including the Auditor’s attestation of that report required to be filed with regulators) and review the issues raised in that report and any steps taken to deal with those raised.

(d)	Risk Management: The Committee will review and consider the guidelines and policies to govern the process by which the Corporation undertakes risk assessment and management, and will:

•	Identify the risks inherent in the business of the Corporation.

•	Establish, monitor and review policies and procedures necessary to address, as much as is reasonably possible, those identified risks.

•	In conjunction with Management, review on an annual basis all aspects of the Corporation’s risk management program, including all significant policies and procedures relating to insurance coverage, foreign exchange exposures, and investments (including its use of financial risk management instruments).

(e)	Relations with Management: The Committee will ensure that it coordinates its activities with Management on audit and financial matters, and will:

•	Meet regularly with Management at least quarterly to discuss any areas of concern to the Committee or Management.

•	Review and assess the quality of the executives involved in the financial reporting process.

•	Ensure that Management provides the necessary funding to the Committee so that it may independently engage and remunerate the Auditor and any advisors.

•	Review and report to the Board, on a quarterly basis, the expenses incurred by the Chief Executive Officer of the Corporation, and ensure that procedures are in place so that the Chief Executive Officer of the Corporation reviews all expenses incurred by the senior officers of the Corporation.

(f)	Complaints Procedure: The Committee will ensure that the Corporation has and maintains a satisfactory procedure for the receipt, retention and follow-up of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and will ensure that the Corporation has a satisfactory procedure for the confidential, anonymous submission of concerns by employees of the Corporation regarding accounting, internal accounting controls, or auditing matters.

4.	CHAIRPERSON

The Board will appoint a member as Chairperson of the Committee on an annual basis. In the Chairperson’s absence, or if the position is vacant, the Committee may select another member as Chairperson. The Chairperson must have Accounting or Financial Expertise. The Chairperson will have the right to exercise all powers of the Committee between meetings but will attempt to involve all other members as appropriate prior to the exercise of any powers and will, in any event, advise all other members of any decisions made or powers exercised.

5.	MEETINGS

The Committee will determine the date, time and place of its meetings, but will meet at least four times during the Corporation’s fiscal year for the purpose of reviewing both interim and final financial statements for that year, prior to their filing with regulatory agencies and disclosure to the public. The Committee may meet on not less than 48 hours written or verbal notice from the Chairperson to all members and any invitees or, in accordance with the provisions of the Canada Business Corporations Act, upon not less than 7 days written notice from the Auditor (or without notice if all persons entitled to notice have waived or are deemed to have waived such notice). If the Chairperson is absent, or if the position is vacant, any member may call a meeting. The Committee may establish those procedures for the conduct of its business as it deems appropriate, such procedures to be in keeping with those adopted by the Board. All decisions will be by majority vote. In the event of a tie, the Chairperson will have the second, or casting vote in addition to his or her original vote. The Auditor of the Corporation will have the right to be given notice of, and attend, every meeting of the Committee. The Committee will have the right to compel the attendance of any member of Management to attend any meeting and may invite any person to attend any meeting of the Committee.

6.	QUORUM

A majority of members of the Committee, including at least one member with Accounting or Financial Expertise, constitute a quorum for the transaction of business.

7.	EXPERTS & ADVISORS

The Committee may retain or appoint, at the Corporation’s expense, such experts and advisors as it deems necessary to carry out its duties and shall determine the compensation to be paid to any experts or advisors employed by the Committee.

8.	REMOVAL & VACANCY

Any member may be removed and replaced at any time by the Board, and will automatically cease to be a member as soon as the member ceases to be a Director. The Board will fill vacancies in the Committee by appointment from among qualifying members of the Board. Subject to quorum requirements, if a vacancy exists on the Committee, the remaining members will exercise all its powers.

9.	SECRETARY & MINUTES

The Secretary of the Corporation, or such other person as may be appointed by the Chairperson of the Committee, will act as Secretary of the Committee. The minutes of the Committee will be in writing and duly entered in the books of the Corporation following review by the Chief Legal Officer of the Corporation. The minutes of the Committee will be circulated to all other members of the Board, redacted as may be determined necessary by the Chairperson to excise any sensitive personnel information not otherwise material to the Board.

ANNEX 3

CORPORATE GOVERNANCE DISCLOSURES (NI 58-101)

The table below sets out the corporate governance disclosure requirements of National Instrument 58-101 (which are substantially similar in nature to the reforms in the United States) with a brief description of the alignment of the Corporation’s practices with those guidelines.

	Disclosure Requirements	Disclosure

1.	Board of Directors –

	(a) Disclose identity of independent directors.	Messrs. Caldwell, Damp, Ducros, Korthals, Rando, Russell, Tory and Ms. Perna are independent.

	(b) Disclose identity of Non-independent directors and basis for that determination	Messrs. Ashe and Zambonini are not independent because Mr. Ashe is the current CEO and Mr. Zambonini was CEO until June of 2004.

	(c) Disclose if majority of directors are independent.	8 of 10 directors are independent.

	(d) Disclose other board directorships.	See “Election of Directors and Director Information” of the Proxy Statement for the other directorships of the directors.

	(e) Disclose if independent directors hold regularly scheduled meetings without non-independent directors and management.	The Board Mandate permits these meetings. At each regularly scheduled meeting of the Board (of which there were 9 in FY06), a portion of the meeting included a session at which management was not present. The Board Chair, however, was not excluded from these sessions as a matter of course. The Board is of the view that his presence has not deterred open and candid discussion among the independent directors. The Lead Director always has the discretion to convene a session without the Board Chair present as provided in the Board Mandate. No such sessions were convened during the recently completed fiscal year.

	(f) Disclose if Chair is independent or not.	While the Board Chair is not independent, the Corporation’s Lead Director, Mr. Tory, is independent. The role and responsibilities of the Lead Director are set out in the Board Mandate in Annex 4 (“Board Mandate”) of this Proxy Statement and includes the primary role of maintaining the independent functioning of the Board and ensuring compliance with its governance policies.

	(g) Disclose attendance record for each director for board meetings in the most recent completed fiscal year.	See “Election of Directors and Director Information” of the Proxy Statement.

2.	Board Mandate –	See Annex 4 of the Proxy Statement.

3.	Position Descriptions –

	(a) Disclose if Board has written position descriptions for Board and Committee Chairs.	The Board Mandate provides a description of the responsibilities of the Board Chair, Lead Director and Chief Executive Officer as well as individual directors and other members of management. The role of the Chair for each Board committee is set out in the relevant committee mandate and provides that the Chair of each committee is to act as chairperson at committee meetings and is entitled to exercise the powers of the committee between meetings, subject to a requirement to involve other committee members as appropriate and advise the committee of any decisions made. See also “The Board, Board Meetings and Board Committees” of the Proxy Statement.

	(b) Disclose if Board has CEO position description.	See above.

	Disclosure Requirements	Disclosure

4.	Orientation & Continuing Education –

(a) Describe what measures the Board takes to orient new directors regarding (i) the role of Board, its committees and its directors, and (ii) the nature and operation of the issuer’s business.	The Corporate Governance & Nominating Committee is responsible for identifying and recommending new candidates to the Board, ensuring that adequate orientation regarding the operation of the Corporation and the Board is provided to new and current members.

All new directors receive a complete orientation program, consisting of presentations and briefings by the Board Chair and senior management on the business and operations of the Corporation.

	(b) Briefly describe what measures the Board takes to provide continuing education for its directors.	In addition to being offered the opportunity to attend relevant courses sponsored by recognized institutions, Board members also receive presentations from internal and external advisors and are invited to attend corporate events to educate and keep the Board informed of changes in the Corporation and the legal, regulatory and business framework within which it operates. Under the current Board Mandate, Directors are to seek to participate in a least one (1) director education program every twenty-four (24) months. The foregoing is provided at the Corporation’s expense.

5.	Ethical Business Conduct –

(a) Disclose whether the Board has adopted a written code and if it has:
        (i)    disclose how a person can
                obtain a copy
        (ii)   describe how the Board
                monitors compliance
        (iii)  provide a cross-reference                 to any filing regarding any
                departure by a director or
                officer from the code
The Corporation has adopted a Code of Business Conduct and Ethics (“Code”) which is available at www.cognos.com. The Board, through its Human Resources & Compensation Committee, monitors compliance with the Code. The following measures have been implemented in an effort to monitor compliance: (i) approximately 900 key employees of the Corporation are required to certify their compliance with the Code on an annual basis; (ii) all employees are reminded by Management, on a quarterly basis, of their obligation to comply with the Code; and (iii) a confidential, anonymous, web-based reporting system is available to all employees so that they may file a report regarding, among other things, any suspected breach of the Code. The Corporation did not make any filings regarding departures from the Code.

	(b) Describe any steps the Board takes to ensure directors exercise independent judgment in considering transactions when a director or executive officer has a material interest in the transaction.	If a Board member has a material interest in a transaction/matter, the Board member will not participate in, nor be present for, any discussions or voting in respect of the transaction/matter. All directors are required to disclose interests in transactions material to the Corporation. All transactions between the directors (and related or connected entities or persons) are reported to the Audit Committee at each quarterly meeting.

	(c) Describe any other steps the Board takes to encourage or promote a culture of ethical business conduct.	On a quarterly and annual basis, the Corporation requires certain employees, primarily senior operating personnel and all key financial personnel involved in the process of preparing and reviewing its financial statements and regulatory filings with securities regulators, to execute detailed certifications in support of the certification obligations of the CEO and CFO pursuant to the Sarbanes-Oxley Act of 2002. This certification process is part of an extensive due diligence process conducted by the Corporation in support of its reporting obligations under that legislation. Also, on an annual basis, and as part of the Business Practices Certification required by the Code, the Corporation requires senior employees and employees involved in customer-facing activities to certify their compliance with the Foreign Corrupt Practices Act in the U.S. and the Corruption of Foreign Public Officials Act in Canada.

	Disclosure Requirements	Disclosure

6.	Nomination of Directors –

	(a) Describe process by which Board identifies new candidates for Board.	See “Corporate Governance” of the Proxy Statement.

	(b) Disclose if Board has a nominating committee composed entirely of independent directors.	There is a Corporate Governance & Nominating Committee comprised entirely of independent directors.

	(c) If there is a nominating committee, describe responsibilities, powers and operation of committee.	See “The Board, Board Meetings and Board Committees” of the Proxy Statement.

7.	Compensation –

	(a) Describe the process the Board uses to determine issuer’s compensation for directors and officers.	See the “Human Resources and Compensation Committee Report on Executive Compensation” in this Proxy Statement.

	(b) Disclose if Board has a compensation committee composed entirely of independent directors.	The Human Resources and Compensation Committee (“HRC”) is comprised entirely of independent directors.

	(c) Describe the responsibilities, powers and operation of the compensation committee.	See “The Board, Board Meetings and Board Committees” of the Proxy Statement.

	(d) If a compensation consultant has been retained, disclose the identity and briefly summarize their mandate. Describe any other work performed by the consultant.	The Committee retains an independent compensation consultant to review and opine on (i) market data, trends and best practices in executive compensation and (ii) management’s compensation recommendations to the Committee. In fiscal year 2006, the Committee utilized Towers Perrin for this purpose, paying approximately $19,000 for such services. That firm has not been retained to perform any other work for the Corporation.

8.	Other Board Committees –	There are no other Board committees.

9.	Assessments –

	Disclose whether the Board, committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used.	It is the responsibility of the Corporate Governance & Nominating Committee to establish procedures for effective Board meetings and to assess and provide recommendations on an annual basis to the Board on the effectiveness of the Committees and consider the contributions of the directors. A Standing Agenda for the Board has been established which enables the Board to annually address and discuss all matters within its purview. The Board implemented an ongoing Board effectiveness assessment process in April 2005. The survey solicits director’s views on various elements of the Board’s operations, governance and effectiveness. Surveys are completed electronically and aggregated results are distributed to directors and senior management for discussion in open session. After due consideration, the Board has not implemented a peer assessment review process as directors were of the view that the small size of the Board did not warrant such a process and that the implementation of such a process would unnecessarily duplicate one of the key responsibilities of the Board Chair. This matter will be revisited on a regular basis in the future.

ANNEX 4

BOARD MANDATE & DIVISION OF RESPONSIBILITIES
BETWEEN THE BOARD OF DIRECTORS & MANAGEMENT

The purpose of this document is to clarify the respective governance and management roles and responsibilities of the Board of Directors of the Corporation (the “Board”) and management.

1.          THE BOARD OF DIRECTORS

a.	Accountability: The Board is accountable to the Corporation’s shareholders for the conduct of the business and affairs of the Corporation to establish policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management.

b.	Roles of Board & Management: The role of the Board is to supervise the management of the Corporation by establishing policies and procedures directed at promoting and monitoring good corporate governance and effective corporate management. The role of Management is to conduct the day-to-day operations of the Corporation.

c.	Election & Composition: Members of the Board will be elected annually by shareholders. The Board will subsequently elect a Chairperson of the Board (the “Chairperson”) from among its members who is not the Chief Executive Officer. At all times a majority of the Board and its committees shall be comprised of directors who are ‘independent’.

d.	Responsibilities: In order to ensure that the Board fulfills its role and is in a position to be held to account by its shareholders, the Board will:

(i)	Effective Communication with Shareholders: Establish and monitor policies and procedures that promote effective, timely and accurate communication between the Corporation’s shareholders, the public, and other interested parties.

(ii)	Corporate Goals, Objectives & Management:

•	Establish and maintain a process determining corporate strategic goals and objectives and the appropriate criteria against which to evaluate corporate performance against those goals and objectives.

•	Review, approve and monitor Management’s operational plans to ensure they are consistent with strategic goals.

•	Establish and monitor appropriate strategic and operational policies and procedures within which Management will operate, including the development and monitoring of effective internal controls, financial reporting and management information systems.

•	Establish and monitor annual targets against which to measure corporate and executive performance.

•	Implement and evaluate executive compensation and related policies that are linked to corporate performance.

•	Establish and monitor policies and processes for the effective appointment, development, evaluation and succession of senior Management in particular and management in general.

(iii)	Relationship with the Chief Executive Officer: Manage all essential aspects of the employment of the Chief Executive Officer, including selection, appointment, evaluation, compensation and, if necessary, termination.

(iv)	Board Processes

•	Establish, monitor and maintain effective corporate governance policies and procedures for both the Board and Management.

•	Establish schedules and agendas providing for regular meetings of the Board to consider quarterly and annual financial performance, as well as providing for the consideration of matters within the purview of the Board and its committees.

•	Appoint Committees of the Board, delegate powers to them, establish their mandates, appoint their members, and receive their recommendations.

•	Appoint or engage experts as necessary and at the expense of the Corporation, with the approval of the Chairperson of the Board.

(v)	Corporate Risks:

•	Assess and monitor on a regular basis the principal risks of the business of the Corporation.

•	Establish policies and procedures that address those corporate risks in an effective manner – balancing the risks incurred and the return to shareholders.

e.	Individual Member Responsibilities: In order to ensure that the Board fulfills its role and is in a position to be held to account by its shareholders, each Member of the Board will:

(i)	Best Practices: Strive to perform his or her duties in keeping with current and emerging corporate governance best practices for directors of publicly traded corporations. The Board may from time to time provide Members with guidance in this regard, including with respect to best practices relating to the performance of Members’ duties; meeting participation, preparation and attendance; Member independence; committee work; and familiarity with the Corporation’s business and business environment. The Board, including by Board resolution or amendments to this or other mandates, may from time to time formalize any such guidance.

(ii)	Continuing Education: Seek to participate in at least one director education program every twenty-four (24) months to remain current in, or expand upon, areas relevant to the duties of the Member on the Board. The frequency of director education should be reviewed from time to time to address changing standards in good corporate governance relating to continuing director education.

(iii)	Change of Employment Notification: Promptly notify the Board of any change in the Member’s employer or employment status to ensure that the impact on the Board, and its ability to fulfill its role, can be evaluated by the Board.

(iv)	Offer of Resignation (Age): Offer a letter of resignation to the Board upon attaining the age of seventy-five (75) years for consideration and acceptance or rejection by the Board. The resignation, if accepted, shall be effective as of the annual shareholders meeting immediately following such accepted resignation.

(v)	Limit on Board Service: Refrain from serving concurrently on more than six (6) boards of directors, without the prior consideration and approval of the Board.

2.          THE BOARD CHAIR

a.	Accountability & Role: The Board Chair is accountable to the Board for the fulfillment of the responsibilities of the office of Board Chair as outlined in the Corporation’s by-laws and will lead the Board in establishing effective corporate governance processes and practices.

b.	Responsibilities: The responsibilities of the Board Chair will include the following:

•	Assume principal responsibility for the operation and functioning of the Board.

•	Provide overall leadership to the Board without limiting the ability of the Board to function as a unit.

•	Fulfill Board leadership responsibilities in such a manner that will ensure that the Board is able to function independently of Management.

•	Work with the Board and the Corporate Secretary to set Board agendas and Board calendars that are based on the responsibilities of the Board and reflect current priorities.

•	Act as Chair of Board meetings effectively, including ensuring that appropriate briefing materials are delivered in a timely fashion, encouraging full participation and discussion by individual Directors, stimulating debate, facilitating consensus, and ensuring that clarity regarding decisions is reached and duly recorded.

•	Oversee compliance with the governance policies of the Board regarding conduct of board meetings, managing and reporting information and other policies related to the conduct of the Board’s business.

•	Take a leadership role in maintaining effective communication and relationships between the Corporation, shareholders, stakeholders and the general public.

•	Such other activities as the Board Chair may agree to undertake, at the request of the CEO or the Board.

•	If a Lead Director is appointed, work in close cooperation with the Lead Director to fulfill their respective responsibilities, but if there is a conflict between their respective responsibilities, those of the Lead Director will prevail to the extent of any conflict.

3.          LEAD DIRECTOR

a.	Appointment: In circumstances in which (a) the Board Chair is a member of the management of the Corporation or (b) is not otherwise independent of Management, as defined by the Corporation’s principal regulator and applicable listing standards, or (c) the Board believes it would be appropriate, the Board will elect one of its independent members to be the Lead Director.

b.	Accountability & Role: The Lead Director will be accountable to the Board for the maintaining the independent functioning of the Board and ensuring compliance with its governance policies.

c.	Responsibilities: The responsibilities of the Lead Director will include the following:

•	Assume primary responsibility for the independent operation and functioning of the Board while maintaining a close working relationship with the Board Chair.

•	Ensure that the responsibilities of the Board are well understood by both the Board and Management and the boundaries between the Board and Management are clearly understood and respected.

•	Work in conjunction with the Chairperson to oversee compliance with the governance policies of the Board without limiting the ability of the Board to function as a unit.

•	Ensure procedures are in place to regularly assess the effectiveness of the Board, its committees and individual directors, and that it has sufficient resources to conduct its business independently in accordance with the principles set out in this Mandate.

•	Review and approve Board agendas, materials and any information sent to the Board and Board calendars.

•	Convene at any time, and act as chair of, meetings of independent Board members without Management present.

•	Act as liaison between independent Board members and the Chairperson.

•	Act as Chair of Board meetings in the absence of the Chairperson.

•	Be available for consultation and direct communication at the request of major shareholders.

4.          THE CHIEF EXECUTIVE OFFICER

a.	Accountability & Role: The Chief Executive Officer is accountable to the Board for achieving corporate objectives established by the Board. The CEO will have the authority to manage and supervise the business of the Corporation, including making of all decisions regarding the Corporation’s operations that are not specifically reserved to the Board by law, this mandate or under the terms of any delegation of authority from the Board.

b.	Responsibilities: The responsibilities of the Chief Executive Officer will include the following:

•	Develop and recommend corporate strategies, and business and financial plans for the approval of the Board.

•	Manage the operations of the business in accordance with the strategic direction and operational policies as determined by the Board.

•	Report Management information back to the Board in a timely manner so that the Board may effectively monitor and evaluate corporate performance against stated objectives and within executive limitations.

•	Ensure that the Board is aware of relevant business trends, anticipated adverse media and analyst coverage, material external or internal changes, and any changes in the assumptions upon which any Board decision or approval has previously been made.

•	Advise the Board if, in the Chief Executive Officer’s opinion, the Board is not in compliance with its own policies, or legal or regulatory requirements.

•	Provide the Board with information, both internal and external, that the Board may require in order to make fully-informed decisions regarding the operation of the business.

•	Report in a timely manner an actual or anticipated non-compliance with any Board approved policy or decision.

5.          THE CHIEF FINANCIAL OFFICER

The Chief Financial Officer of the Corporation will be responsible for the timeliness and integrity of the financial reporting and information presented to the Board. The Chief Financial Officer will also be responsible for acting as the chief advisor to the Audit Committee of the Board. In addition to reporting relationships within the structure of the corporation, the Chief Financial Officer will report to the Board on a regular basis on matters within his or her purview.

6.          THE CHIEF LEGAL OFFICER

The Chief Legal Officer of the Corporation will be responsible for the conduct and integrity of the legal affairs of the Corporation. In addition to reporting relationships within the structure of the Corporation, the Chief Legal Officer will report to the Board on a regular basis on matters within his or her purview.

7.          THE SECRETARY

The Secretary of the Corporation will be responsible for the timeliness of all notices to be delivered to shareholders, recording of minutes of meetings of shareholders, the Board and, if so requested, committees of the Board, and will be the custodian of all corporate records of the Corporation.

The Corporate Secretary will assist the Chairperson of the Board and the chairpersons of the Board’s committees in ensuring compliance with the Corporation’s corporate governance policies and ensuring the efficient administration and operation of the Board and its committees.

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Security Class

Holder Account Number

Form of Proxy — Annual and Special Meeting to be held on October 18, 2006

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder. If such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

7.	This proxy should be read in conjunction with the accompanying Notice of Meeting and Proxy Statement.

Proxy Instructions submitted must be received by 5:00 pm, Eastern Time, on October 16, 2006

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.computershare.com/proxy	• You can enroll to receive future shareholder communications electronically by visiting www.computershare.com — click “Enroll for e-delivery” under the Sharheolder Services menu.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

Appointment of Proxyholder
I/We, being holder(s) of Cognos Incorporated (the “Corporation”) hereby appoint: Renato Zambonini, Chairman of the Board or failing him Robert G. Ashe, President and Chief Executive Officer of the Corporation	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Board or the Chief Executive Officer.

as proxyholder of the undersigned, with full power of substitution and authorize each of them to represent and vote, as designated below, all of the Common Shares of the Corporation owned of record on September 6th, 2006, by the undersigned at the Annual and Special Meeting of Shareholders of the Corporation to be held on the 18th day of October, 2006 at the Tudor Reception Hall, 3750 Bowesville Road, Ottawa, Ontario, Canada or at any adjournment thereof, in the same manner, to the same extent and with the same powers as if the undersigned were present at that meeting or any adjournment.

VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND MANAGEMENT ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1.    Election of Directors

	For	Withhold		For	Withhold		For	Withhold		For	Withhold
01. Robert G. Ashe			02. John E. Caldwell			03. Paul D. Damp			04. Pierre Y. Ducsos		
05. Robert W. Korthals			06. Janet R. Perna			07. John J. Rando			08. William V. Russell		
09. James M. Tory			10. Renato Zambonini		

2. Appointment of Auditors
	For	Withhold
Appointment of Ernst & Young LLP as Independent Public Registered Accounting Firm/Auditors and authorization of directors to fix their remuneration		

	For	Against
3. RESOLUTION A
Approval of an ordinary resolution to amend the 2003-2008 Cognos Incorporated Stock Option Plan and amending the plan		

	For	Against
4. RESOLUTION B
Approval of an ordinary resolution regarding the addition of an amendment process to the Cognos Employee Stock Purchase Plan		

Authorized Signature(s) — This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.	Signature(s)	Date MM / DD / YY

Interim Financial Reports Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.		Annual Financial Statements and MD&A Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.	

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.